As filed  with the  Securities  and  Exchange  Commission  on June 8, 2005
                                      An Exhibit List can be found on page II-6.
                                                     Registration No. 333-120408



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------
                                 AMENDMENT NO. 3
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------


                          INTERNATIONAL SURFACING, INC.
                 (Name of small business issuer in its charter)

         Delaware                        3460                     52-2257557
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
      Organization)

                                  5 Erie Street
                           Garfield, New Jersey 07026
                                 (973) 253-6131
          (Address and telephone number of principal executive offices and principal place of business)

                          Samuel Serritella, President
                          INTERNATIONAL SURFACING, INC.
                                  5 Erie Street
                           Garfield, New Jersey 07026
                                 (973) 253-6131
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Richard A. Friedman, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
------------------------------- -------------------- ---------------- ------------------ --------------------
                 Common stock            5,749,730      $.25(2)          $1,437,432.50              $169.19
------------------------------- -------------------- ---------------- ------------------ --------------------

------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total            5,749,730                       $1,437,432.50             $169.19*
------------------------------- -------------------- ---------------- ------------------ --------------------

    *Previously paid.
(1) Includes shares of our common stock, $.0001 par value per share, which may be offered pursuant to this registration statement, which shares are presently outstanding. The offering price is based on the offering price that we utilized in connection with our private placements.

(2) Estimated solely for purposes of calculating the registration fee.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 8, 2005


                          INTERNATIONAL SURFACING, INC.
                               5,749,730 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 5,749,730 shares of our common stock presently outstanding. The selling stockholders will sell at the fixed price of $.25 per share for the duration of the offering or until we are listed on the OTC Bulletin Board. The $.25 offering price was used as it was the price paid for our common stock in our private offerings. If we are quoted on the OTC Bulletin Board the selling stockholders will be entitled to sell at prevailing market prices or privately negotiated prices. We are currently not listed on an exchange and do not have a stock symbol. We will pay the expenses of registering these shares.


     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and our common stock is presently not listed on an exchange or other trading medium.

     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is ________________, 2005.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by International Surfacing, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

                                                                                             Page

Prospectus summary                                                                              3
Risk Factors                                                                                    4
Use of Proceeds                                                                                 8
Market for common equity and related stockholder matters                                        8
Management's discussion and analysis of financial condition                                     9
Business                                                                                       13
Management                                                                                     15
Certain relationships and related transactions                                                 19
Security Ownership and Certain Beneficial Owners and Management                                20
Description of securities to be registered                                                     20
Indemnification for securities act liabilities                                                 21
Plan of distribution                                                                           21
Selling Stockholders                                                                           24
Legal Matters                                                                                  39
Experts                                                                                        39
Available Information                                                                          39
Index To Financial Statements                                                                 F-1

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                          INTERNATIONAL SURFACING, INC.

     We are a development stage company engaged in the development, manufacture and sale of rubber-faced horseshoes for use in racing and training. For the three months ended March 31, 2005, we did not generate revenues and incurred net loss of $76,550. For the years ended December 31, 2004 and 2003, we did not generate revenues and incurred net loss of $783,174 and $470,365, respectively. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated April 13, 2005, have expressed substantial doubt about our ability to continue as going concern. We were incorporated as a Delaware corporation on March 24, 1999, however, we did not commence operations until January 2002. We currently do not have international operations and we do not have current plans to pursue international operations.

     Our principal  offices are located at 5 Erie Street,  Garfield,  New Jersey
07026,  and  our  telephone  number  is  (973)  253-6131.   We  are  a  Delaware
corporation.

------------------------------------------------------------ -------------------------------------
Common stock offered by selling stockholders                 5,749,730 shares of common stock.

                                                             This number
                                                             represents 18.7% of
                                                             our current
                                                             outstanding common
                                                             stock.

------------------------------------------------------------ -------------------------------------
Common stock to be outstanding after the offering            30,694,480 shares

------------------------------------------------------------ -------------------------------------
Use                                                          of proceeds We will
                                                             not receive any
                                                             proceeds from the
                                                             sale of the common
                                                             stock.

------------------------------------------------------------ -------------------------------------
Symbol                                                       We are currently
                                                             not listed on an
                                                             exchange and do not
                                                             have a stock
                                                             symbol.
------------------------------------------------------------ -------------------------------------

     The above information regarding common stock to be outstanding after the offering is based on 30,754,480 shares of common stock outstanding as of May 25, 2005.

     All of the above securities were issued pursuant to an exemption from registration pursuant to Section 4 (2) of the Securities Act of 1933.

     See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the above financings.

RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have A History Of Incurring Net Losses; We Expect Our Net Losses To Continue As A Result Of Planned Increases In Operating Expenses; And, Therefore, We May Never Achieve Profitability Which May Cause Us To Seek Additional Financing Or To Cease Operations.


We have not generated revenues to date. We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception. For the three months ended March 31, 2005, we did not generate revenues and incurred net loss of $76,550. We had a net loss of $783,174 for the year ended December 31, 2004. We expect to continue to incur net losses and negative cash flows for the foreseeable future. In addition, we anticipate losses to continue because we expect to incur additional costs and expenses related to:


     o    brand development;
     o    marketing and other promotional activities;
     o    expansion of operations;
     o    continued development of products;
     o    implementation  of systems to process  customers' orders and payments;
          and
     o    development of relationships with strategic business partners.

     We will need to generate significant additional revenue to achieve profitability. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon numerous factors outside of our control, including the market acceptance of our horseshoes and the economy.

     It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. If we do not achieve sustained profitability, we may be unable to continue our operations.

We Have A Limited Operating History, Therefore It Is Difficult To Evaluate Our Financial Performance And Prospects and, as a result, you only have limited information to evaluate our future performance.

     We are a development stage company and we have only recently commenced the marketing of our products. We are, therefore, subject to all of the risks inherent in a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you that in the future we will generate revenues, operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Because of our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations our auditor has raised substantial doubt about our ability to continue our business


     We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2004 and 2003, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders' deficit, working capital deficit, and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern. By issuing an opinion stating that there is substantial doubt about our ability to continue as a going concern, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations and, further, in order to avoid ceasing our operations, we must either generate additional revenue and/or raise additional funding. If our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations continue, our business could be materially adversely affected.

If we do not obtain financing when needed, our business will fail as we will not have sufficient funds to further develop, manufacture or market the Stealthshoe


     Our current operating funds will allow us to continue our operations until May 2005. In order for us to further develop our products, we will need to obtain additional financing. As of December 31, 2004, we had cash in the amount of $146. We currently do not have any income. Our business plan calls for significant expenses in connection with the development, manufacturing and marketing of our horseshoes. We will also require additional financing if our costs are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once we commence the marketing of our products. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required.


To manage our growth and expansion, we need to successfully shift from research and development to manufacturing and sales, which requires significant new internal systems, procedures and controls. If we are unable to do so successfully, we will be unable to generate revenues.

Once our products go into commercial production we will shift our main focus from research and development to manufacturing, sales and marketing. This shift would entail a significant expansion in our operations. This growth in operations will place a significant strain on our management, information systems and resources. In order to manage this growth effectively, we must continue to improve our financial and managerial controls and reporting systems and procedures. Our failure to successfully implement, improve and integrate these systems and procedures would limit our ability to generate revenues and/or operate on a profitable basis.

If we are unable to establish reliable manufacturing facilities or third party manufacturing relationships we will not be able to effectively manufacture our horseshoes, which will impede our ability to generate revenues.

Currently, we rent workshop space and make our prototype StealthShoe(TM) by hand, using small scale stamping and manufacturing equipment. If our StealthShoe(TM) and other Products gain customer acceptance, we must either buy or lease larger-scale manufacturing facilities or have our products made by a third-party manufacturer. We have entered into a third party manufacturing and marketing agreement with Victory Racing Plate Co, however, we have not reached reached an agreement regarding price and/or profit sharing. If we are unable to reach a final agreement with Victory or with another manufacturer, we may not be able to effectively manufacture or market the Stealthshoe.

Our failure to keep pace with rapid change in marketing strategies, product design, styles and tastes could harm our business.

Demand for horseshoes is strongly influenced by matters of durability and comfort for the horse. We may not be able to successfully develop new products to address new or shifting consumer demand. An unexpected change in consumer demand could seriously harm our business. Our inability to timely and successfully respond to developments and changing demands could hurt its competitive position or render our products noncompetitive.

The demand for our products may not remain constant. The sales of products such as horseshoes are affected by changes in the economy and consumer tastes, both of which are difficult to predict. Continued adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, increasing energy costs, declining consumer confidence and significant declines in the stock market, could lead to a further reduction in discretionary spending for our horseshoes

The commercial success of our business depends on the widespread market acceptance of rubber faced horseshoes and if we are unable to generate interest in our horseshoes we will be unable to generate sales and we will be forced to cease operations.

     Although there is a developed market standard horseshoes, the market for rubber faced horseshoes has yet to develop. Our success will depend on consumer acceptance of rubber faced horseshoes as well as the success of the commercialization of the rubber faced horseshoe market. At present, it is difficult to assess or predict with any assurance the potential size, timing and viability of market opportunities for our product in the horseshoe market. The standard horseshoe market sector is well established with entrenched competitors with whom we must compete.

We may not be successful in protecting our intellectual property and proprietary rights and we may be required to expend significant amounts of money and time in attempting to protect our intellectual property and proprietary rights and if we are unable to protect our intellectual property and proprietary rights our competitive position in the market could suffer.

     We rely on a combination of trade secret protection and other arrangements to establish and protect our proprietary technologies. If we fail to successfully enforce our intellectual property rights, our competitive position could suffer, which could harm our operating results. Patents may not be issued for our patent applications that we may file, third parties may challenge, invalidate or circumvent any patent issued to us, unauthorized parties could obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights, rights granted under patents issued to us, if any, may not afford us any competitive advantage, others may independently develop similar technology and protection of our intellectual property rights may be limited in certain foreign countries. We may be required to expend significant resources to monitor and police our intellectual property rights.
Any future infringement or other claims or prosecutions related to our intellectual property could have a material adverse effect on our business. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. We have not been in a financial position to properly protect all of our intellectual property, and may not be in a position to properly protect our position or stay ahead of competition in new research and the protecting of the resulting intellectual property.

Management and affiliates own enough shares to control shareholder vote which could limit the rights of existing or future shareholders and, as a result, you may not be able to influence various corporate actions.

Our executive officers, directors, affiliates and entities controlled by them own approximately 28.9% of the outstanding common stock. As a result, these executive officers and directors will control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our Certificate of Incorporation or other material corporate actions.

Risks Relating to Our Common Stock:

There is presently no market for our common stock, such market may not develop and if such market does not develop you may not be able to sell your shares.

At the present time, no market for our common stock exists. A market for our common stock is in large part predicted on our future earnings as well as our ability to be successfully listed on an exchange such as the Over-the-Counter Bulletin Board. If we are not approved to be traded on the Over-the-Counter Bulletin Board or if we do not generate revenue or a profit, no market for our common stock may be developed.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no market for our common stock.


     As of May 25, 2005, there were approximately 239 holders of record of our common stock and 30,754,480 shares of common stock outstanding. Approximately, 267,302 shares of common stock are eligible for resale under Rule 144. We have no options and warrants outstanding.

     We have appointed Liberty Transfer Co., Inc., P.O. Box 558, Huntington, NY 11743, as transfer agent for our shares of common stock.

Equity Compensation Plan Information

     As of December 31, 2004, we have not had any equity compensation plans outstanding.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

CRITICAL ACCOUNTING POLICIES

Equipment

     Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on the straight-line method, based upon estimated useful lives of 3 years. The costs of improvements on leased property are capitalized as leasehold improvements and are being amortized on the straight-line basis over an estimated useful life of 3 years. The period of amortization will end in 2005. We anticipate moving into a new facility within the next year.

     It is our policy to account for routine maintenance and repairs as a charge to expense when incurred. Major replacements and improvements when incurred are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

Income Taxes

     We follow the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included cash and loans receivable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

Going Concern

     At March 31, 2005, we reported a stockholders' deficit of $359,776 and we have significant capital needs, which to date have been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which we expect to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

Plan of Operations

     We were founded to develop, manufacture, market and distribute unique rubber horseshoes and related services. The founder of our company, Samuel Serritella, recognized an opportunity to develop a product that we believe would take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. Our initial market is the horse racing industry; however, we believe our product may be used on any type of horse. If the StealthShoe(TM) becomes established in the horse racing industry, we intend to broaden our market to include shoes for horses used in an urban setting, such as police horses and carriage horses, shoes for therapeutic purposes for lame horses and shoes for the general horse owner market.

     After nearly three years of research and development by our founders, we have tested StealthShoe(TM) product in actual racing conditions. We are moving to increase our pool of research subjects to study the strength arid wear characteristics of our product. Through our ongoing research and development, we expect to continue to improve our products and eventually move into commercial production. Currently, Sam Serritella and Gary Kouletas head our research and development. We have set up a small scale manufacturing facility to produce our product for testing purposes. This includes cutting and milling materials as well as bonding our products. Through this process we have been able to test adhesives and compare different aluminums and different steel as well as testing different rubber samples.

     We have entered a manufacturing and marketing agreement with Victory Racing Plate Company (Victory), a company that has been involved in the horseshoe industry for 75 years. However, we have not yet reached an agreement with Victory regarding price and/or profit sharing in connection with our combined manufacturing and marketing efforts. Together with Victory, we introduced the Stealthshoe into the horseshoe market at the International Hoof Care Summit in Cincinnati, Ohio on January 29, 2005. Soon, Victory will begin to market the Stealthshoe to strategic parts of the country, beginning with the east coast. These marketing efforts will include video marketing, print ads, attendance at trade shows and consignment to various distributors. We expect to incur approximately $250,000 in costs in connection with marketing arid production (including the purchase of raw materials) during this period. We will utilize Victory's established distribution channels.

     Within the forthcoming year we plan, together with Victory to begin the manufacturing of the steel substrate model to accommodate the police and carriage horse market. We expect to incur costs related to marketing and production (including the purchase of raw materials) of approximately $150,000.

     Additionally, after we have introduced our product to the police and carriage horse market, we will begin to market the shoe to other markets including the pleasure horse and Amish horse markets. We expect to incur costs related to marketing arid production (including the purchase of raw materials) of approximately $150,000.

     We expect these costs to be funded by sales of our common stock or debt financing. Victory will be absorbing start up die costs.

     We are currently developing a new type of rubber horseshoe for the horse racing and equestrian industries. This product is currently in the developmental stage. We maintain a small-scale manufacturing facility adjacent to its executive offices, where the product is manufactured and tested. For the three months ended March 31, 2005, we expended $5,208 in research and development costs in developing this project. For the three months ended March 31, 2004 research and development costs were $13,992. The cumulative developmental stage costs for this product were $301,163.

     We have incurred net losses in the aggregate of $1,408,396 since our inception though the three months ended March 31, 2005. The net loss for the three months ended March 31, 2005 was $76,550. The net loss for the three months ended March 31, 2004 was $99,057. The net loss consists of general and administrative expenses, research and development expenses, compensation expenses and depreciation and amortization. Below is a comparative summary of general and administrative expenses:


                                                   March 31,      March 31,
                                                     2005           2004
                                                -------------    ------------
Contracted services                             $     14,707     $    38,310
Professional fees                                     18,200          18,400
Rent                                                   7,500           7,500
Travel                                                 9,800           6,988
Utilities                                              1,235           1,697
Other                                                 18,458          10,762
                                                -------------    ------------
Total general and administrative expenses       $     69,900     $    83,657
                                                =============    ============

     To the extent that we are unable to secure additional external financing, and/or generate cash revenue from operations, our ability to continue as a going concern may be adversely affected.

     We anticipate losses to continue because we expect to incur additional costs and expenses related to:

     o brand development which includes updating the design and engineering our horseshoe (estimated to be approximately $50,000);

     o marketing and other promotional activities which includes attending trade shows, creating of pamphlets, displays and videos and media advertisements (estimated to be approximately $50,000);

     o expansion of operations including the updating of office equipment and our R&D facility (estimated to be approximately $150,000);

     o purchase of raw materials such as aluminum, rubber and adhesives (estimated to be approximately $500, 000) ; and

     o monthly operating expenses which includes general operating equipment, professional fees and other administrative expenses (estimated to be approximately $250,000).

     We do not expect to purchase or sell any plant or significant equipment and we do not expect for there to be a significant change in the number of our employees during the upcoming year.

Liquidity and Capital Resources

     On March 31, 2005, we had cash resources of $1,507 with total current liabilities of $377,038, including normal trade payables. Based on our existing expenses, we expect to be able to continue our operations for two months and we will need to raise approximately $1,000,000 in new capital to fund our operations during the next year. We are currently operating using cash generated from the sale of our common stock or from funds loaned by our Chief Executive Officer. We do not have any plans to engage in additional financing and, if we do not raise additional capital within the next two months, we will cease operations.

     Since we commenced operations in the horseshoe industry, Mr. Serritella, our Chief Executive Officer, has loaned approximately $329,142.13 to our company to fund our research and development and working capital. We have repaid Mr.
Serritella approximately $148,358.62, which has resulted in an outstanding balance of $180,783.51 as of March 31, 2005. These loans are non-interest bearing and are due on demand.

     We expect to use the funds generated from future financings, if any, for the purchase of raw materials, brand development, expansion of our operations and general monthly expenses. This calculation is based on our average current monthly expense level of approximately $20,000 per month. In order to raise the new capital, we may engage in public or private financing, strategic relationships or other arrangements.

     We do not have any commitment from Mr. Serritella to engage in additional financing. There can be no assurance that such additional funding whether from third parties or Mr. Serritella will be available on terms acceptable to our company, or at all. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our products or take advantage of future opportunities either of which could have a material adverse effect on our business, results of operations and financial condition.

     During the year ended December 31, 2002, we issued and sold convertible debentures in the amount of $52,800, which were convertible into its common stock at $.25 per share. Each of the debenture holders converted the debentures into an aggregate of 211,200 shares of common stock.

     From October 9, 2003 through October 11, 2004, we issued and sold shares of common stock in the aggregate amount of $479,306 at $.25 per share, which resulted in the issuance of 1,903,280 shares of common stock.

     On October 11, 2004, we issued an aggregate of 1,500,000 shares to three parties in consideration for shares of common stock in Innovative Cooling Enterprises, Inc. The three parties did not deliver to us the shares of Innovative Cooling Enterprises, Inc. As a result, in May 2005, the three parties returned the 1,500,000 shares we previously issued to us for cancellation.

         On November 10, 2004, we issued and sold shares of common stock in the aggregate amount of $20,000 at $.25 per share to two accredited investors, which resulted in the issuance of an aggregate of 80,000 shares of common stock.

Off-Balance Sheet Arrangements

     We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

                                    BUSINESS

History

     We were incorporated on March 24, 1999 in the State of Delaware under the name of Harmonica Acquisition Corporation ("Harmonica"). We are engaged in the development, manufacture and sale of rubber-faced horseshoes for use in racing and training.

     In September 2002, Pierce Mill Associates, Inc., which owned all of the issued and outstanding shares of common stock in September 2002, entered into a stock purchase agreement with International Surfacing, Inc., a New Jersey corporation ("International-NJ"), whereby International-NJ purchased all of our outstanding shares for $15,000. International-NJ was incorporated on January 9, 1998 in the State of New Jersey. As a result, we became a wholly-owned subsidiary of International-NJ. International-NJ entered into the transaction for the purpose of acquiring a company that was a fully reporting company under the Securities Exchange Act of 1934 with the intent of entering into a share exchange entered in November 2002. Prior to entering into the stock purchase agreement, International-NJ was engaged in the development of rubber-faced horseshoes for use in racing and training.


     In November 2002, International-NJ, and the shareholder of International-NJ entered into an exchange agreement whereby International-NJ exchanged all of its shares held in our company in consideration for the shares of International-NJ held by the shareholder of International-NJ. Consequently, the shareholder of International-NJ became the shareholder of our company and we thereafter changed our name to International Surfacing, Inc. in December 2002. There were no fees paid to any person as consulting fees, finders' fees or financial services fees related to the International-NJ's acquisition of our common stock or the exchange. From inception to our share exchange with International-NJ, we had no operations and our sole business activity was seeking and investigating candidates for business combinations. International-NJ was engaged in the development of the StealthShoe(TM). We have not undergone any bankruptcy, receivership or similar proceeding and, except as set forth above, we have not undergone any material reclassification, merger, consolidation or purchase of a significant amount of assets not in the ordinary course of business.


StealthShoe(TM)


     Since January 2002, we have been engaged in the development and manufacturing of our StealthShoe(TM) and related products. We intend to commence marketing and distribution of StealthShoe(TM) in late January 2005. StealthShoe(TM) product is a unique rubber horseshoe. We believe the StealthShoe(TM) is a horseshoe that will take less of a toll on the legs of horses as compared to conventional iron or aluminum shoes. Our initial market is the horse racing industry; however, we believe that StealthShoe(TM) can be used on any horse.


     During the last two fiscal years, we estimate that we incurred expenses of approximately $296,000 in connection with research and development. We have increased our pool of research subjects to improve the strength and durability characteristics of StealthShoe(TM). Through our ongoing research and development, we expect to continue to improve StealthShoe(TM) and move into commercial production in the near future.

     StealthShoe(TM) consists of two layers of material, bonded in a proprietary way which includes metal preparation and rubber treatment methods that when combined with our custom blend of adhesives creates a unique bonding process. The shoe has an aluminum substrate and an outer face of tire-grade rubber.
Stealthshoe(TM) differs from other horse shoe manufactures as the aluminum substrate forms a pocket in which the rubber is inserted and bonded. We are not aware of any other manufacturer that combines rubber and the base of the horseshoe in this manner utilizing the pocket formed on the aluminum substrate and our unique bonding process. We believe that the rubber layer protects the horse's legs by cushioning the impact of each step. We are also in the process of creating a product with a steel substrate, for more heavy duty applications, such as police horses and carriage horses. We are currently developing the steel substrate horseshoe and intend to commence manufacturing the steel substrate by the end of July 2005.

     Over the next several months, we intend to complete research and testing and rollout our first commercial product at racetracks and training stables in the eastern United States. In order to accomplish this rollout, we have entered into a manufacturing and marketing agreement with Victory Racing Plate Co. We intend to continually update and refine our products to increase customer satisfaction. Although we intend to continually refine our products, we do not need additional research and development to sell StealthShoe(TM).

Manufacturing

     We manufacture our prototype products in our facility at 5 Erie Street in Garfield, New Jersey. Our facility consists of an approximately 1,000 square foot manufacturing area, equipped with machine tools, metal and rubber stamping equipment, lathes, power saws and other industrial equipment, plus storage for materials. This facility is adequate for our present prototype manufacturing needs.

     On December 9, 2004, in order to commence commercial production we entered into a Standard Manufacturing and Marketing Agreement with Victory Racing Plate Co. ("Victory"). Victory has agreed to provide all dies and materials for metal horseshoe production. We will provide the rubber insert and the process for bonding the metal and the rubber using our proprietary boding process. In addition, both parties have agreed to use their best efforts in promoting the StealthShoe and Victory has agreed to assist in the distribution of the Stealshoe using its existing distribution channels. As of the date hereof, we have no agreement with Victory regarding the revenue sharing from sales made through Victory. We are presently in negotiation regarding the revenue sharing pursuant to our agreement with Victory.

Marketing

     There are two distinct markets for our product. The first consists of owners and trainers of professional racehorses, which is the market we have commenced focusing on commencing in late January 2005 when we attended the Hoof Care Summit with Victory in Cincinnati, Ohio. Our sole marketing effort to date has been the attendance of the Hoof Care Summit. In the near future, we intend to market to this segment using management's contacts as well as Victory's distribution channels. Within six months after the Hoof Care Summit, we intend to market the Stealhshoe, include a model using the steal substrate, to other professional horse users (mounted police, commercial riding stables and the like) and to general horse owners and veterinarians as a therapeutic shoe for lame horses. During each stage, together with Victory, management will market Stealthshoe to existing contacts of Victory and our company. In addition, we will attend trade shows and advertise in trade magazines. We expect to incur costs throughout 2005 of approximately $100,000 in connection with our marketing efforts.

Competition

     Our competition are manufacturers of the traditional steel or aluminum shoe. No other manufacturer is engaged in the manufacture and marketing of rubber shoes. The traditional horseshoe market is dominated by Victory Racing, St. Croix and Kercourt, which we believe have an equal percentage of the traditional horseshoe market. These competitors manufacturing the traditional steel or aluminum shoe are better capitalized, have been engaged in the horseshoe business for an extended period of time and may be able to develop a rubber shoe that would directly compete with the Stealthshoe. As of the date hereof, we are not aware of any efforts of these competitors to produce a rubber based horseshoe. Based on management's experience in the horseshoe industry, we believe that competition in the horseshoe industry is based on price, durability and comfort.

Raw Materials

     We purchase our raw materials, consisting of metal plates and recycled rubber, from a number of manufacturers. There are no exclusive suppliers for our raw materials, which are available from numerous suppliers. We purchase our bonding material from a supplier who manufacturers it according to our proprietary formula.

     All of the funds spent by us in the last two years were used for salaries and research and development expenses. Of this amount, approximately $296,000 was spent on research and development expenses.

Employees

     We have three full time employees. Sam Serritella, serves as our President, CEO and CFO. Mr. Serritella handles all financial responsibilities including the overseeing of all corporate governance issues. Mr. Seritella is also involved in research and development and acts as a liaison to the horse racing industry. Mr. Kouletas handles the day to day operations and is responsible for manufacturing of our product as well as the development of all manufacturing and distribution third party relationships. In addition, we also have an employee that provides administrative services.

Intellectual Property

     We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. In addition, we have filed for patent protection for our proprietary technology. We can give no assurance that any such patent will be granted for our StealthShoe(TM) technology. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have received a trademark for use of the term "StealthShoe(TM)". We have filed a patent application with the United States Patent and Trademark Office which seeks to patent the process or method by which the Company attaches rubber to a groove on a metal base horseshoe member and the resulting horseshoe. As of the date hereof, our patent application is pending. Our U.S. patent application number is 11/001,742.


Description of Property

     We currently maintain our executive offices and research and development facilities at 5 Erie Street, Garfield, New Jersey 07026. Our telephone number at that address is (973) 253-6131. This facility consists of a 1,600 square foot manufacturing facility and approximately 1,500 square feet of office space. Our lease for these facilities is on a month to month basis pursuant to a verbal agreement at the rate of $2,500 per month. This facility is in good working condition and we expect this facility to satisfy our needs for the next 12 months. We lease our facilities from Rub Enterprises, an unaffiliated third party.

Legal Proceedings

     We are not a party to any pending legal proceedings and no such proceedings are known to be contemplated.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

--------------------------------------------------------------------------------
                               DIRECTOR OF
NAME AND ADDRESS         AGE   OFFICER SINCE     POSITION
--------------------------------------------------------------------------------
Samuel M. Serritella     58       2002           President, Chief Executive
                                                 Officer, Chief Financial
                                                 Officer, Chairman of the Board
--------------------------------------------------------------------------------
Gary Kouletas            28       2002           Vice President
--------------------------------------------------------------------------------
Thomas R. Miller         65       2002           Director
--------------------------------------------------------------------------------
Michael Luterzo          45       2002           Director
--------------------------------------------------------------------------------

Samuel Serritella serves as our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors since November 2002. Before his involvement in our company, since 1995, Mr. Serritella has been self-employed in the tire recycling business where he was engaged in the producing and selling of rubber chips. Mr. Serritella spends more than 40 hours per week on our business.

Gary Kouletas serves as a Vice President of our company. Before joining our company in 2002, Mr. Kouletas was engaged in the development of real estate residential projects. Since 1996, Mr. Kouletas has owned and operated a number of residential real estate projects in northern New Jersey under the name of Kouletas Real Estate, a family owned entity. Mr. Kouletas was engaged in the administration and management of the business. Mr. Kouletas attended William Paterson College and Montclair State University, both located in New Jersey. Mr. Kouletes spends more than 40 hours per week on our business.

Michael Luterzo is a Director of our company and is a member of the Compensation Committee and the Audit Committee. Mr. Luterzo has over thirty years of experience in metal fabrication and manufacturing. Since 1990, Mr. Luterzo has been employed at Tappan Wire + Cable, Inc., where he currently holds the position of Vice President of Sales and Marketing. Tappan Wire + Cable, Inc. manufacturers wire and wire cables for industrial uses, such as cranes and fencing.

Thomas Miller is a director of our company. Mr. Miller has had a varied career in the mining industry as a developer of new mining methods and inventor of mining machinery. Mr. Miller has been granted eight U.S. patents and five foreign patents on drilling and mining devices. Further, Mr. Miller has experience in the tire and rubber recycling industry, which such experience will be invaluable in the development and production of our rubber faced horseshoes. Since 1998, Mr. Miller has owned and operated Interstate Environmental Technologies, Inc., a tire recycling business of which he is president.

The above listed directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, and until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. There is no family relationship between any of our executive officers or directors.

BOARD COMMITTEES. The Board of Directors has established a Compensation Committee consisting of Mr. Serritella, Mr. Ciarletta and Mr. Luterzo and an Audit Committee whose members are Mr. Serritella, Mr. Luterzo and Mr. Ciarletta. Mr. Ciarletta, an independent director, serves as our audit committee financial expert.

No members of the Compensation Committee serve on any other boards with any of our officers or directors.

DIRECTOR COMPENSATION. Our directors do not receive any cash or other compensation for their service as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board meetings.

Code of Ethics

     We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Section 16(A) Beneficial Ownership Reporting Compliance


     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports. Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2004 none of the Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION


     The following tables set forth certain information regarding our CEO and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000.



                           Summary Compensation Table

------------------------------------------------------------------------------------------------------------------
Name and Principal           Year          Annual Compensation           All Other Awards       Other Annual
Long-Term Position                         Salary($) Bonus($)                                   Compensation
Compensation                               Compensation
------------------------------------------------------------------------------------------------------------------
Samuel M. Serritella         2002               --                       $     0                    --
President + CEO              2003          $74,094                       $50,000                    --
                             2004          $78,000                       $     0              $194,000
------------------------------------------------------------------------------------------------------------------
Gary Kouletas                2002               --                       $     0              $      0
Vice President               2003          $36,200                       $50,000                    --
                             2004          $28,250                       $     0              $218,000
------------------------------------------------------------------------------------------------------------------
Louis Paulucci(1)            2002               --                       $     0              $      0
Vice President               2003          $35,900                       $50,000                    --
                             2004               --                       $     0              $      0
------------------------------------------------------------------------------------------------------------------

(1) Resigned as an officer in July 2004.


We did not pay to our Chief Executive Officer or any executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the years ended December 31, 2003 and December 31, 2004.


We do not have any defined benefit or actuarial plan with respect to our Chief Executive Officer or any executive officer under which benefits are determined primarily by final compensation and years of service.

Stock Option Grants in Last Fiscal Year

     All stock options granted during the last fiscal year have been cancelled.

Aggregate Option Exercises in Last Fiscal Year


     None of the named executive officers exercised options during the year ended December 31, 2004.


Employment Agreements

     We presently do not have any employment agreements

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In November 2002, International-NJ exchanged all of its shares held in our company with the shareholder of International-NJ. Consequently, the shareholder of International-NJ became the shareholders of our company and we thereafter changed our name to International Surfacing, Inc. in December 2002. There were no fees paid to any person as consulting fees, finders' fees or financial services fees related to the International-NJ's acquisition of our common stock or the exchange. We have not undergone any bankruptcy, receivership or similar proceeding and, except as set forth above, we have not undergone any material reclassification, merger, consolidation or purchase of a significant amount of assets not in the ordinary course of business.

     Since we commenced operations in the horsehoe industry, Mr. Serritella, our Chief Executive Officer, has loaned approximately $261,977.13 to our company to fund our research and development and working capital. We have repaid Mr.
Serritella approximately $138,540.00, which has resulted in an outstanding balance of $123,437.13 as of December 31, 2004. These loans were based on a verbal agreement, do not bear interest and are due on demand.

     We have entered into a verbal agreement with Sam Serritella, an executive officer and a director, and Gary Kouletas, an executive officer, to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through December 31, 2003, for services rendered. We recorded compensation expense of $48,107 for the year ended December 31, 2002 and $117,143 for the year ended December 31, 2003 relating to the agreements. The compensation expense recorded is included in accrued liabilities at December 31, 2003 in the accompanying financial statements.


     In October 2004, The Company issued 1,000,000 shares to each of its two officers. This new issuance represented compensation for both the prior compensation referred to above as well as current compensatory services rendered to the Company in 2004. The shares issued were valued at $.25 per share, which represented the fair market value of the common stock. The effect of this issuance was that accrued expenses, representing the Company's liability for accrued compensatory services at December 31, 2003, were reduced by $88,000 and compensation expense of $412,000 was recorded in 2004.

                      CHANGES IN OUR CERTIFYING ACCOUNTANT

     In November 2002, subsequent to the change in control of our company in connection with the Exchange Stock Agreement entered with International Surfacing, Inc., a New Jersey corporation, we ceased all contact with Weinberg & Company, P.A. ("Weinberg"), which effectively resulted in the resignation of Weinberg.

     On January 2, 2003, we engaged Tedder James Worden & Associates ("Tedder"), as our principal independent accountant. This decision to engage Tedder was taken upon the unanimous approval of our Board of Directors.

     During the two fiscal years ended December 31, 2001 and December 31, 2000, and through to Weinberg's resignation, (i) there were no disagreements between our company and Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in its reports on our financial statements, and (ii) Weinberg's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion except that Weinberg's opinion in its report on our financial statements for the years ended December 31, 2001 and 2000 expressed substantial doubt with respect to our ability to continue as a going concern due to the fact that we are in the development stage, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations. It should be noted that Weinberg did not account, review or audit our financial statement for December 31, 2003 and 2002 or through to its resignation. During the last two most recent fiscal years ended December 31, 2003 and December 31, 2002 and through its resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B; provided, however, Weinberg did not account, review or audit our financial statement for December 31, 2003 and 2002 or through its resignation.

     During the two most recent fiscal years and through the Resignation, we have not consulted with Tedder regarding either:

          1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Tedder concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or
          2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

     On March 22, 2004, our accountants, Tedder, James, Worden & Associates ("Tedder") tendered their resignation as our independent accountants.

     Tedder's report on our financial statements for the year ended December 31, 2002 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Tedder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Tedder's report did raise certain doubts regarding our ability to continue as a going concern.

     On March 22, 2004, our Board of Directors engaged the firm of Jerome Rosenberg, CPA, P.C. as independent accountant to audit our financial statements for the period ending December 31, 2003.

     During the two most recent fiscal years (ended December 31, 2003 and 2002), and from January 1, 2004 to the date of engagement, neither our company nor anyone on its behalf consulted with Jerome Rosenberg, CPA, P.C. regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on our financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of our common stock as of May 25, 2005. The information in this table provides the ownership information for:


     o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

     o    each of our directors;

     o    each of our executive officers; and

     o    our executive officers and directors as a group.


     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 30,754,480 shares outstanding on May 25, 2005, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after May 25, 2005.

---------------------------------------- -------------------------------------- --------------------------------------
                                         Number of Shares Beneficially Owned
Name and Address                                                                Percent of Class
---------------------------------------- -------------------------------------- --------------------------------------
Samuel Serritella (1) **                 6,972,750                              21.67%

---------------------------------------- -------------------------------------- --------------------------------------
Gary Kouletas (1) **                     1,490,000                               4.77%

---------------------------------------- -------------------------------------- --------------------------------------
Richard Ciarletta (1) **                   270,000                               *

---------------------------------------- -------------------------------------- --------------------------------------

                                       20

---------------------------------------- -------------------------------------- --------------------------------------
Thomas R. Miller (1) **                    100,000                               *

---------------------------------------- -------------------------------------- --------------------------------------
Michael Luterzo (1) **                      60,000                               *

---------------------------------------- -------------------------------------- --------------------------------------
Theresa Cavalomagno                      2,000,000                               6.50%
35 Garwood Court
Garfield, NJ 07026

---------------------------------------- -------------------------------------- --------------------------------------
Nicole Horvath                           2,000,000                               6.50%
179 Farnham Ave.
Lodi, NJ 07644

---------------------------------------- -------------------------------------- --------------------------------------
All officers and directors as a          8,892,750                              28.91%
Group (5 people)

---------------------------------------- -------------------------------------- --------------------------------------

*Less than one percent
** Address is c/o International Surfacing, Inc., 5 Erie Street, Garfield, New Jersey 07026

(1) Officer and/or director of our company.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


     We are authorized to issue up to 100,000,000 shares of common stock, $.0001 par value per share. As of May 25, 2005, there were 30,754,480 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


     We have appointed Liberty Transfer Co., Inc., P.O. Box 558, Huntington, NY 11743, as transfer agent for our shares of common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders will sell at the fixed price of of $.25 per share for the duration of the offering or until we are listed on the OTC Bulletin Board. If we are quoted on the OTC Bulletin Board the selling stockholders will be entitled to sell at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. In the event that a successor to the named selling stockholder wishes to sell under this prospectus, we will be required to supplement the prospectus identifying such successor as a selling stockholder.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                       Shares Beneficially Owned                               Shares Beneficially Owned
                             ----------------------------------------------              -------------------------------------
                                       Prior to the Offering (1)                                After the Offering (2)
                                                                               Total
                                                                           --------------
Name                         Number                      Percent           Shares          Number            Percent
                                                                         Registered

Gary Kouletas(3)*            1,490,000                   4.61%           1,000,000        490,000              1.52%

Sam Serritella(3)*           6,972,750                  21.61%           1,000,000      5,972,750             18.51%

Sichenzia Ross Friedman
Ference LLP(4)               1,500,000                   4.67%           1,500,000             -0-               **
1065 Avenue of the Americas
New York, NY 10018


Andrew Aboyoun                 895,000                   2.77%              45,000        850,000              2.63%
120 Van Riper Ave.
Clifton, NJ 07011

Larry Alloway*                  21,000                   **                 10,000         11,000                **


Mathew Amihude*                  6,000                   **                  6,000             -0-               **


                                       24

Peter Asimakis                   8,400                   **                  8,400             -0-               **
352 President St.
Saddle Brook, NJ 07663

Ernest Barillari                 1,250                   **                  1,250             -0-               **
499 Grewlock-RRK
Belleville, NJ 07109

Marie Barillari                    750                   **                    750             -0-               **
499 Grewlock-RRK
Belleville, NJ 07109

Gerilyn Baron                   10,000                   **                 10,000             -0-               **
2 Dell Court
Fairfield, NJ 07004

Grigoria Bell                      400                   **                    400             -0-               **
8 Post Court
Hillsborough, NJ 08844

Marylin Bell                     1,600                   **                  1,600             -0-               **
8 Post Court
Hillsborough, NJ 08844

Roger Bell                       1,000                   **                  1,000             -0-               **
25 Parsons Rd.
East Brunswick, NJ 08816

Rory Bell                      750,800                   2.32%                 800        750,000              2.32%
8 Post Court
Hillsborough, NJ 08844

Benjamin L. Blum                20,000                   **                 20,000             -0-               **

Barry Brelow                     4,000                   **                  4,000             -0-               **
135 Floyed St
Edison, NJ 08820

Bob Brenner
5040 Chickweed Dr.              57,000                   **                 32,000         25,000                **
Colorado Springs, CO 80917

Edward Calderio                 10,000                   **                 10,000             -0-               **
21 Market St
Wayne, NJ 07470

                                       25

Mike Calderio                   10,000                   **                 10,000             -0-               **
1 Lake Rd.
Lake Hopatcong, NJ 07849

Bart Calliano                   12,000                   **                 12,000             -0-               **
13 Blakslee Pl.
Hillburn, NY 10931

Terry Campagna                   4,000                   **                  4,000             -0-               **
524 Bloomfield Ave.
Verona, NJ 07044

Romona Carey                       400                   **                    400             -0-               **

Harry R Carney                     200                   **                    200             -0-               **
5580 Teakwood Rd.
Lakeworth, FL 33467

Richard Ciarletta              270,000                   **                 20,000        250,000                **
26 Kelsie Ct.
Matawan, NJ 07747

Stojanka Cicovski                4,400                   **                  4,400             -0-               **
11 Potter Rd.
Clifton, NJ 07013

Stojko Cicovski                    600                   **                    600             -0-               **
11 Potter Rd.
Clifton, NJ 07013

John Cifelli                     2,000                   **                  2,000             -0-               **
30-6B Willow Dr.
Ocean, NJ 07712

Wilfred JR Cintron               8,000                   **                  8,000             -0-               **
159 Franklin Street Unit 26
Bloomfield, NJ 07003

Joseph Cirillo                   4,000                   **                  4,000             -0-               **
101 Shippen St.
Weehawken, NJ 07086

Lorcan J. Clavin                20,000                   **                 20,000             -0-               **
35 Spruce St.
Clifton, NJ 07014

                                       26

Jim Coker*                      14,000                   **                 14,000             -0-               **


Maria Calolla                    2,000                   **                  2,000             -0-               **
67 Passaic St.
Hawthorne, NJ 07506

Phyllis P. Collas*             341,200                   1.05              241,200        100,000                **


Andrew Costa                     1,200                   **                  1,200             -0-               **
705 West 179th St
New York, NY 10033

Terrence Coyle                   8,000                   **                  8,000             -0-               **
329 Warren St.
Scotch Plains, NJ 07076

Edwin Cruz                       3,000                   **                  3,000             -0-               **
239 Highland Ave.
Pasaic, NJ 07055

Vincente Cruz                   10,000                   **                 10,000             -0-               **
143 Hamilton Ave
Clifton, NJ 07011

David A. D'Andrea                5,000                   **                  5,000             -0-               **
47 North Main St.
Holley, NY 14470

Donald A. D'Andrea              10,000                   **                 10,000             -0-               **
47 North Main St.
Holley, NY 14470

James M. D'Andrea                5,000                   **                  5,000             -0-               **
47 North Main St
Holley, NY 14470

Danny J. Dale                    4,800                   **                  1,800          3,000                **
2113 Old Stone Mill Drive
Cranbury, NJ 08512

Joanne M. Dale                   1,200                   **                  1,200             -0-               **
3146 Prospect Ave.
Trevost, PA 19053

                                       27

Lawrence DeAngelo                1,000                   **                  1,000             -0-               **
303 Pennsylvania Ave
Paterson, NJ 07503

Jan DeBenedetto                  6,000                   **                  6,000             -0-               **
260 Boulevard
Maountain Lakes, NJ 07046

Luz DeGuzman                     1,200                   **                  1,200             -0-               **
232 South St.
Saddle Brook, NJ 07663

Anthony T. Deintinis            28,000                   **                 28,000             -0-               **
245 Passaic Ave. A4
Passaic, NY 07055

Louis A Delforno                 6,000                   **                  6,000             -0-               **
14 Birkett Ct.
Wayne, NJ 07470

Chalotte Dell'Aquita            20,000                   **                 20,000             -0-               **
180 Wood Rd.
Engelwood Cliffs, NJ 07632

Anthony Delntinis Jr.           20,000                   **                 20,000             -0-               **
33 Schuyler St
Parsippany, NJ 07054

Brian Derendal                      80                   **                     80             -0-               **
239 Park Ave.
Clifton, NJ 07011

Trina Diakos                     2,000                   **                  2,000             -0-               **

Mary A Dungan                   32,000                   **                 32,000             -0-               **
5139 North Road
Northstreet, MI 48049

Thomas E. Dungan                40,000                   **                 40,000             -0-               **
5139 North Road
Northstreet, MI 48049

John Dunning                   210,000                   **                100,000        110,000                **
75473 WCR 10-0
Stoneham, CO 80754



                                       28

Hubert F Ellis III               8,000                   **                  8,000             -0-               **

Mary Felber                      2,000                   **                  2,000             -0-               **
9501 W. Sahara Ave.
STE 2179
Las Vegas, NV 89117

Dennis Felix                     1,000                   **                  1,000             -0-               **
27433 Cosgrove
Warren, MI 48902

John Feore                         100                   **                    100             -0-               **
100 Cantrelle
Monticello, NY 12701

Michael Florio                   8,000                   **                  8,000             -0-               **
1209 Gruber Ave.
Union NJ 07083

Robert G. Fowler                 1,000                   **                  1,000             -0-               **
787 Old York Rd.
Heightstown, NJ 08520

Donna Frank                        200                   **                    200             -0-               **
778 Sonerset Dr.
Webster, NY 14580

Catherine Frantz                 6,000                   **                  6,000             -0-               **
25 Ross Road
Wallington, NJ 07057

Josi Frantz                        100                   **                    100             -0-               **
17 Viewcrest Dr.
Rochester, NY 14609

Russel Frantz                  290,000                   **                 40,000        250,000                **
25 Ross Road
Wallington, NJ 07057

Kendra Gehrig                   77,000                   **                  2,000         75,000                **

Nick George                     10,000                   **                 10,000             -0-               **

Donna Giambalvo                 10,000                   **                 10,000             -0-               **
23 Old Manaroneck Road APT 4E
White Plains, NY 10605



                                       29

Vincent Giambalvo                5,000                   **                  5,000             -0-               **
20 Bloomer Road
Mahopac, NY 10541

Catherine Gianaco               10,000                   **                 10,000             -0-               **
C/O Company

Joseph Giioridano                1,000                   **                  1,000             -0-               **
88 Central Ave
Lodi, NJ 07644

Joseph Giresi                    4,000                   **                  4,000             -0-               **
552 Route 23 North
Franklin, NJ 07416

William Giroridano               1,000                   **                  1,000             -0-               **
56 Walnut St
Montclair, NJ 07042

Lisa Grohsman                    8,000                   **                  8,000             -0-               **
62 Clark Street
Lodi, NJ 07644

Richard Handel                  12,000                   **                 12,000             -0-               **
80 Orchard Rd
Chatham, NJ 07928

Roland J. Heath                  1,200                   **                  1,200             -0-               **
138 N. 7th St
Olean, NY 14760

Frank Hericz                     4,000                   **                  4,000             -0-               **
175 Harrison St
Passaic, NJ 07055

Elaine T Hess                    1,200                   **                  1,200             -0-               **
544 Plympton Street
New Milford, NJ 07646

Jesse Hildebrant                 6,000                   **                  6,000             -0-               **
125 Second St
Mahwah, NJ 07430

Mark Hofer                      40,000                   **                 40,000             -0-               **
C/O Int'l Surfacing

Judith Humphreys                 1,000                   **                  1,000             -0-               **
500 Belcher RD S #221
Largo, FL 33771

                                       30

Toddy Jolly                     10,000                   **                 10,000            -0-                **
45 Plymouth St
Montclair, NJ 07042

Peter Kefalis                    2,000                   **                  2,000             -0-               **
330 Wadsworth Ave
New York, NY 10040

Koon Kim                       170,000                   **                 40,000        130,000                **
49 Mayfield Terrace
East Lyne, CT 06333

Athena Kouletas                  1,000                   **                  1,000             -0-               **
246 Coolidge Ave
Hasbrouck Heights, NJ 07604

Paul Kouletas                    1,000                   **                  1,000             -0-               **
246 Coolidge Ave
Hasbrouck Heights, NJ 07604

Victor Z. Kovacs               110,000                   **                 10,000        100,000                **

Shelly Lebetkin                    800                   **                    800             -0-               **

Min Hunan Lim                   36,000                   **                 12,000         24,000                **
49 Silver Street APT. C
Branforn, CT 06405

Anthony Lima                     4,000                   **                  4,000             -0-               **

John  L Lira                    20,000                   **                 20,000             -0-               **
120 Crosby Avenue
Totowa, NJ 07512

Lauren Loglisci                    400                   **                    400             -0-               **
805 11th Ave APT 5F
Paterson, NJ 07514

Loomie LLC(5)                  120,000                   **                120,000             -0-               **
1350 Campus Pky
Neptune, NJ 07753

Paul F. Luhrman                  1,000                   **                  1,000             -0-               **
106 Clinton St
Heightstown, NJ 08520

                                       31

Martin J Lwcibello             120,000                   **                120,000             -0-               **
25 Tenakilly Rd
Cresskill, NJ 07620

Dianne Lynch                     5,000                   **                  5,000             -0-               **
80 Pier Lane
Fairfield, NJ 07004

Charles. E Machris               4,000                   **                  4,000             -0-               **
998 W Royal Palm Rd
Boca Raton, FL 33486

William Maguire                 47,500                   **                 47,500             -0-               **
297 Highwood St
Teaneck, NJ 07666


Guilene Mallard                  1,200                   **                  1,200             -0-               **
PO Box 6546
Freehold, NJ 07728

Rose Manzo                     100,000                   **                100,000             -0-               **
484 West Side Ave
Jersey City, NJ 07304

Michael Marcantonio              8,000                   **                  8,000             -0-               **
44 Troy Hill Rd
Whippany, NJ 07981

Mari Marotta                     1,200                   **                  1,200             -0-               **
8 Fox Draft Trail
Fairport, NY 14450

Trade Martin                     4,000                   **                  4,000             -0-               **
218 Maple Street
Weehawken, NJ 07086

Frank Maselli                   12,000                   **                 12,000             -0-               **
20 Henry Street
Edison, NJ 08820

Liz Lanza Maucele                6,000                   **                  6,000             -0-               **
80-14 Sweet Briar Dr
Clark, NJ 07066

                                       32

Corrine McCabe                     800                   **                    800             -0-               **
67 Cottage Place
Garfield, NJ 07026

Fred McCabe                      2,000                   **                  2,000             -0-               **
67 Cottage Place
Garfield, NJ 07026

William McGuire                 15,000                   **                 15,000             -0-               **
C/O Company

Ned Mechling                    20,000                   **                 20,000             -0-               **
0690 Heather Lane
Glenwood Springs, CO 81601

Marsha Metzger                  14,000                   **                 14,000             -0-               **
91 Rosedale Ave
Lion Gate C5
Caldwell, NJ 07008

David Montalvo                   4,000                   **                  4,000             -0-               **
1 E 9th Street
Clifton, NJ 07011

Valerie J Morris                   600                   **                    600             -0-               **
C/O Company

Williams Morris                    600                   **                    600             -0-               **
C/O Company

Alvin Moses                      8,000                   **                  8,000             -0-               **
119 23Rd Ave
Paterson, NJ 07513

Denise M. Murray                50,000                   **                 25,000         25,000                **
3 Marquette Ct.
Paramus, NJ 07652

Mary A. Murray                   5,000                   **                  5,000             -0-               **
10 Cottage Place
White Plains, NY 10601

Edward J Myslinski              40,000                   **                 40,000             -0-               **

Panagis Nikolatos                  800                   **                    800             -0-               **
111 Lehman Lane
Neshanic Station, NJ 08853

                                       33

Trevor Nolan                    10,000                   **                 10,000             -0-               **
144 Randolf Ave
Clifton, NJ 07011

Sarah A. Nystrom                 1,000                   **                  1,000             -0-               **
787 Old York Road
Heightstown, NJ 08520

Patrick J O'Grady III           10,000                   **                 10,000             -0-               **
323 Rosewood Terrace
Linden, NJ 07036

Ron M Odell                      6,000                   **                  6,000             -0-               **
2 McGovern Drive
Garnerville, NY 10923

Jennifer Ostaloza                8,000                   **                  8,000             -0-               **
C/O Company

Vincent S Palermo                2,000                   **                  2,000             -0-               **
PO Box 16
166 Dogwood
Lexington, MI 48450

Haralambos Panaretos               100                   **                    100             -0-               **
518-3 Wallen Hills Drive
Fort Wayne, IN 46825

Stacey Panaretos               500,400                   1.55                  400        500,000              1.55
222 Wheeler Street
Cliffside Park, NJ 07010

Gladys Pena                      4,000                   **                  4,000             -0-               **
458 63rd St
Brooklyn, NY 11220

Douglas Perez                    2,000                   **                  2,000             -0-               **


John Polvinale                  30,000                   **                 30,000             -0-               **
1417 Kimberley Drive
Lakewood, NJ

Carmela Pomponio                   500                   **                    500             -0-               **
87 Ozone Ave
Cedar Grove, NJ 07009

                                       34

James Pomponio                   1,500                   **                  1,500             -0-               **
87 Ozone Ave
Cedar Grove, NJ 07009

Joseph S Quillaro                4,000                   **                  4,000             -0-               **
375 Coolidge Drive
Kenilworth NJ 07033

Dennis M. Rawlins               10,000                   **                 10,000             -0-               **
41 Elmwood Drive
Elmwood Park, NJ 07407

Bruce Reid                       3,000                   **                  3,000             -0-               **
1891 Rochester Road APT D
Royal Oak, MI 48073

Wayne Reid                       2,000                   **                  2,000             -0-               **

Bernadette Remo                  8,000                   **                  8,000             -0-               **
George Remo JTTN
110 Christie Ave.
Mahwah, NJ 07430

Michael Rible                   10,000                   **                 10,000             -0-               **
1720 Wolbert Terrace
Union, NJ 07083

Donnamaria Rizzi                 2,000                   **                  2,000             -0-               **
366 Deleware Ave
Paterson, NJ 07503

Beverly Rold                       400                   **                    400             -0-               **
149 Ackerman Ave
Clifton, NJ 07011

Allison Rosenblum                1,000                   **                  1,000             -0-               **
1890 Rochester Rd APT D
Royal Oak, MI 48073

Marie F Rowe                     2,000                   **                  2,000             -0-               **
140 Donizetti Place Apt 13E
Bronz, NY 10475

Francisco Sanchez                6,000                   **                  6,000             -0-               **
17 Rosemont Ave
West Milford, NJ 07480

                                       35

Luis A. Sanchez Jr.              4,000                   **                  4,000             -0-               **
64 Algonquin Tr.
Wayne, NJ 07470

Sharon A Sanguedolce             2,400                   **                  2,400             -0-               **
3 Beacon Hill
Fairport, NY 14450

Louis Savaglio                  94,000                   **                 44,000         50,000                **
116-C Federal Hill R
Pompton Lakes, NJ 07442

Henry J. Schaldonat                800                   **                    800             -0-               **
T-A Avon Drive
East Windsor, NJ 08520

Edward JR Shaurt                 4,000                   **                  4,000             -0-               **
16 Church St
Harriman, NY 10926

Tatsuya Shibano                  5,250                   **                  5,250             -0-               **
C/O Int'l Surfacing

Robert Smith                       800                   **                    800             -0-               **
95 Robbinsville-Allentown Rd.
Robbinsville, NJ 08691

Thomas Sodano                    5,000                   **                  5,000             -0-               **
171 Watsessing Ave
Bloomfield, NJ 07003

Robert Stefanow                 29,000                   **                  4,000         25,000                **
409 County HWY 34
Schenevus, NY 12155

Robert Stefanow Jr.             40,000                   **                 40,000             -0-               **
98 James Street
Bloomfield, NJ 07003

Jeffrey Stein                   60,000                   **                 60,000             -0-               **
185 E 85th St
New York, NY 10028

                                       36

David Stone                     16,000                   **                 16,000             -0-               **
8 North Koewing Pl
West Orange, NJ 07052

Elizabeth Suranni                  400                   **                    400             -0-               **
23 Woodcrest Drive
Batavia, NY 14020

Joseph Suranni                   1,000                   **                  1,000             -0-               **
123 East Ave
Batavia, NY 14020

Stephen Sweard                   4,000                   **                  4,000             -0-               **
1 barnes Drive
Garnerville, NY 10923

Ralph Sylvestri                  4,000                   **                  4,000             -0-               **
50 Cunnigham lane
Paughquag, NY 12570

Angelo Tempio                    2,000                   **                  2,000             -0-               **
82 Pasedena Ave
Lodi, NJ 07644

Francis Tempio                   2,000                   **                  2,000             -0-               **
82 Pasedena Ave
Lodi, NJ 07644

Michael G. Thompson                800                   **                    800             -0-               **
227 Wilson Ave.
Heightstown, NJ 08520

Richard Tishman                 40,000                   **                 40,000             -0-               **
C/O Int'l Surfacing

Steven Tobias                   12,000                   **                 12,000             -0-               **
69 Spenser Ave
Clifton, NJ 07011

John Tomko                      20,000                   **                 20,000             -0-               **
46 Resivior Ave
Wallenton, NJ 07057

Linda A. Temont                  4,000                   **                  4,000             -0-               **

Linda Vaccaro                    4,000                   **                  4,000             -0-               **
37 E 6th St #2
Clifton, NJ 07011

                                       37

Douglas P Verost                 4,000                   **                  4,000             -0-               **
8 Cole St
Elmwood Park, NJ 07407

Lawrence L Vincent III           5,000                   **                  5,000             -0-               **
54 Oakwood Ave
Bogota, NJ 07603

Theodore Wagner                 10,000                   **                 10,000             -0-               **
2 Dell Court
Fairfild NJ 07004

Ronald Walters                   1,000                   **                  1,000             -0-               **
440 Larchwood Ave
Trevost, PA 19053

Annette Wanamaker               10,000                   **                 10,000             -0-               **
584 Valley Rd
Clifton, NJ 07013

Gary Wasserman                   4,000                   **                  4,000             -0-               **
781 Hyslip Ave
Westfield, NJ 07090

Phyllis Weiland                  1,000                   **                  1,000             -0-               **

Ken Williams                     9,000                   **                  9,000             -0-               **
21 Woodside Ave
Little Falls, NJ 07424

Adam Wychlis                    10,000                   **                 10,000             -0-               **
55 Monroe Pl APT 201
Bloomfield, NJ 07003

Donna Yeckley                      800                   **                    800             -0-               **
225 Sunset Ave
Heightstown, NJ 08520

Joseph York                      1,200                   **                  1,200             -0-               **
127 N 3rd Street
Olean, NY 14760

Robin Yuhas                        200                   **                    200             -0-               **
49 Manila St
Clifton, NJ 07011

                                       38

Angelo S Zolla                   4,000                   **                  4,000             -0-               **
91 Falcon RD
Livingston, NJ 07039

Richard Hausig                  60,000                   **                 60,000             -0-               **

Jon Brunetti                    40,000                   **                 40,000             -0-               **

Theodore Collas                 40,000                   **                 40,000             -0-               **
                                                                         5,749,730

* Address is c/o International Surfacing, Inc., 5 Erie Street, Garfield, New Jersey 07026 **Less than one percent. (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold.

(3) Executive officer and director of our company.

(4) Sichenzia Ross Friedman Ference LLP is a New York limited liability partnership that is managed by its general partners. No partner is deemed to hold beneficial ownership over the shares held by it.

(5) Loomie LLC is a New Jersey limited liability company. Al Colantoni is deemed to have beneficial ownership over the shares held by Loomie LLC.


                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. On October 19, 2004, we issued 1,500,000 shares to Sichenzia Ross Friedman Ference LLP in consideration for legal services provided to our company.

                                     EXPERTS

     Jerome Rosenberg, CPA, P.C., Independent Auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements for the period ended December 31, 2003 that appear in the prospectus. Tedder, James, Worden & Associates, P.A., Independent Auditors, have audited, as set forth in their report thereon appearing elsewhere herein, which report expresses an unqualified opinion and includes and emphasis paragraph relating to the company's ability to continue as a going concern, our financial statements for the period ended December 31, 2002 that appear in the prospectus. Weinberg & Company, P.A., Independent Auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements for the period ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent certified registered public accounting firm's opinion based on their expertise in accounting and auditing.


                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of International Surfacing, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or by phone at 1-800-SEC-0330.

                         INTERNATIONAL SURFACING , INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS


                                                                                       Page
For the Three Months ended March 31, 2005 and March 31, 2004                          Number
------------------------------------------------------------                          -------
Balance sheets as of March 31, 2005 and March 31, 2004 (Unaudited)                      F-2
Statement of Operations for the Three Months ended March 31, 2005
      and March 31, 2004 (Unaudited)                                                    F-3
Statement of Stockholders' Deficit for the three months ended
      March 31, 2005 (Unaudited)                                                        F-4
Statement of Cash Flows for the three months ended March 31, 2005
      and March 31, 2004 (Unaudited)                                                    F-5
Notes to Financial Statements                                                           F-6

For the Years Ended December 31, 2004 and December 31, 2003
-----------------------------------------------------------
Report of Independent Registered Accounting Firm                                        F-11
Balance Sheets as of December 31, 2004 and December 31, 2003                            F-12
Statement of Operations for the years ended December 31, 2004
    and December 31, 2003                                                               F-13
Statement of Stockholders' Deficit for the years ended
     December 31, 2004 and December 31, 2003                                            F-14
Statement of Cash Flows for the years ended December 31, 2004
     and December 31, 2003                                                              F-15
Notes to Financial Statements                                                           F-16

For the Year Ended December 31, 2002
------------------------------------
Report of Independent Registered Certified Public Accounting Firm                       F-20
Balance Sheet as of December 31, 2002                                                   F-21
Statement of Operations for the year ended December 31,2002                             F-22
Statement of Stockholders' Deficit for the year ended December 31,2002                  F-23
Statement of Cash Flows for the year ended December 31, 2002                            F-24
Notes to Financial Statements                                                           F-25

For the Years Ended December 31, 2001 and December 31, 2000 and
---------------------------------------------------------------
  From Date of Inception (March 24, 1999)
  ---------------------------------------
Report of Independent Registered Accounting Firm                                        F-29
Balance Sheet as of December 31, 2001                                                   F-30
Statement of Operations for the years ended December 31, 2001,
      December 31, 2000 and from Date of Inception (March 24, 1999)                     F-31
Statement of Changes in Stockholders' Equity for the period
     March 24, 1999(Date of Inception) to December 31, 2001                             F-32
Statement of Cash Flows for the years ended December 31, 2001,
      December 31, 2000 and from Dated of Inception(March 24, 1999)                     F-33
Notes to Financial Statements                                                           F-34


                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS

                   As of March 31, 2005 and December 31, 2004

                                                                                    March 31,            Dec. 31,
                                                                                      2005                 2004
                                                                                 ----------------    -----------------
                                                                                   (Unaudited)           (Note 1)
                                     ASSETS
    Current Assets:
    Cash                                                                               $  1,507       $          146
    Loans receivable                                                                        290                  290
    Other receivable                                                                        150                  150
                                                                                 ----------------    -----------------
    Total current assets                                                                  1,947                  586
                                                                                 ----------------    -----------------

    Fixed Assets, net (Note 5)                                                           10,315               11,757
    Security deposits                                                                     5,000                5,000
                                                                                 ----------------    -----------------

               Total assets                                                            $ 17,262             $ 17,343
                                                                                 ================    =================

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
    Current liabilities:
          Accounts payable                                                             $ 97,504             $ 91,882
          Accrued expenses                                                               77,250               77,250
          Loans payable-other (Note 6)                                                   21,500                8,000
          Loans payable -officer (Note 6)                                               180,784              123,437
                                                                                 ----------------    -----------------
              Total current liabilities                                                 377,038              300,569
                                                                                 ----------------    -----------------
     Stockholders' deficit:
           Preferred stock, par value $.0001, per share; authorized
             20,000,000 shares, none issued and outstanding                                -                    -

           Common stock, par value $.0001, per share; 100,000,000 shares authorized, 32,194,480 shares issued and outstanding at March
             31, 2005 and at December 31, 2004                                            3,219                3,219
           Additional paid in capital                                                 1,045,401            1,045,401
           Deficit accumulated during the developmental stage                        (1,408,396)          (1,331,846)
                                                                                 ----------------    -----------------
               Total stockholders' deficit                                             (359,776)            (283,226)
                                                                                 ----------------    -----------------
              Total liabilities and stockholders' deficit                              $ 17,262             $ 17,343
                                                                                 ================    =================



 The accompanying notes should be read in conjunction with these financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF OPERATIONS

               For the Three Months Ended March 31, 2005 and 2004

                                                                                                                   Cumulative
                                                                      March 31,              March 31,             Development
                                                                        2005                    2004                  Stage
                                                                 --------------------    -------------------   --------------------
Expenses:
Research and development (Note 10)                               $             5,208     $           13,992    $           301,163
General and administrative (Note 8)                                           69,900                 83,657                518,529
Compensation expense                                                               -                      -                577,250
Depreciation and amortization                                                  1,442                  1,408                 11,454
                                                                 --------------------    -------------------   --------------------

Total expenses                                                                76,550                 99,057               1,408,396
                                                                 --------------------    -------------------   --------------------

Net loss                                                         $           (76,550)    $          (99,057)   $        (1,408,396)
                                                                 ====================    ===================   ====================

Basic and fully diluted loss per common share                    $              (.00)    $             (.00)
                                                                 ====================    ===================

Weighted average number of shares outstanding                    $        32,194,480     $       26,630,480
                                                                 ====================    ===================



The accompanying notes should be read in conjunction with these financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                    For the Three Months Ended March 31, 2005

                                                                               Additional                             Total
                                                Common Stock                    Paid-in          Accumulated      Stockholders'
                                          Shares             Amount             Capital            Deficit             Equity
                                     -----------------  -----------------  ----------------  ------------------ --------------------
Balances at January 1, 2005                32,194,480   $          3,219   $     1,045,401   $      (1,331,846)  $         (283,226)

Net loss for the three months ended
March 31, 2005                                      -                  -                 -             (76,550)             (76,550)

                                     -----------------  -----------------  ----------------  ------------------ --------------------

Balances at March 31, 2005                 32,194,480   $          3,219   $     1,045,401   $      (1,408,396)  $         (359,776)
                                     =================  =================  ================  ================== ====================



The accompanying notes should be read in conjunction with these financial statements


                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

               For the Three Months Ended March 31, 2005 and 2004

                                                                                                                     Cumulative
                                                                                March 31,         March 31,          Development
                                                                                  2005              2004                Stage
                                                                            ----------------   ----------------  -------------------
Cash flows from operating activities:
Net loss                                                                    $       (76,550)   $       (99,057)  $       (1,408,396)
                                                                            ----------------   ----------------  -------------------
Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                 1,442              1,408               11,454
        Compensation expense                                                              -                  -              412,000

Changes in assets and liabilities:
        (Increase) decrease in loans receivable                                           -                  -                 (290)
        Decrease in other receivable                                                      -                  -                 (150)
        (Decrease) in bank overdraft                                                      -                  -               (5,000)
        Increase in accounts payable                                                  5,623              1,810               97,504
        Increase (decrease) in accrued expenses                                           -                  -              165,250
        Increase in loans payable-other                                              13,500                  -               21,500
                                                                            ----------------   ----------------  -------------------

Net adjustment to reconcile net income to net cash provided (used) in
operating activities:                                                                20,565              3,218              702,268
                                                                            ----------------   ----------------  -------------------

Net cash used in operating activities                                               (55,985)           (91,839)            (706,128)
                                                                            ----------------   ----------------  -------------------
Cash flows from investing activities:
        Payment made in connection with recapitalization                                  -                  -              (15,000)
        Purchase of equipment                                                             -             (3,780)             (21,769)
                                                                            ----------------   ----------------  -------------------

Net cash used in investing activities                                                     -             (3,780)             (36,769)
                                                                            ----------------   ----------------  -------------------

Cash flows from financing activities:
        Issuance of additional shares of common stock                                     -                 35                1,258
        Additional paid in capital arising from issuance of additional
        shares                                                                            -             85,934              509,362
        Execution of convertible notes payable                                            -                                  52,800
        Increase in loans payable- officer                                           57,346             14,240              180,784
                                                                            ----------------   ----------------  -------------------

Net cash provided by financing activities                                            57,346            100,209              744,404
                                                                            ----------------   ----------------  -------------------

Net increase (decrease) in cash                                                                            590                1,507
                                                                                      1,361
Cash at beginning of period                                                                              2,711                    -
                                                                                        146
                                                                            ----------------   ----------------  -------------------

Cash at end of period                                                       $         1,507   $          3,301   $            1,507

                                                                            ================   ================  ===================

Interest paid                                                               $             -    $             -
                                                                            ================   ================

Taxes paid                                                                  $             -    $             -
                                                                            ================   ================


            The accompanying notes should be read in conjunction with
                           these financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1- INTERIM RESULTS AND BASIS OF PRESENTATION

The accompanying unaudited financial statements as of March 31, 2005 and March 31, 2004 and for the three months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2005 and March 31, 2004 and the results of operations and cash flows for the three months then ended. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three months ended March 31, 2005, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year. The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. The Company believes, however, that the disclosures in this report are adequate to make the information presented not misleading in any material respect. The accompanying financial statements should be read in conjunction with the audited financial statements of International Surfacing, Inc. as of December 31, 2004 and the notes thereto included in the Company's report on Form 10-KSB as filed with the Securities and Exchange Commission

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                            Description of Business:

Harmonica Acquisition Corporation, a Delaware corporation ("the Company") was formed on March 24, 1999, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

In December 2002, International Surfacing Inc. ("ISI") purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, ISI, exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company, as previously restated, accounted for the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

                      Description of Business: (continued)

The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. None of the preferred shares have been issued.

                                    Equipment

Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on the straight-line method, based upon estimated useful lives of 3 years. The costs of improvements on leased property are capitalized as leasehold improvements and are being amortized on the straight-line method over an estimated useful life of 3 years. The period of amortization will end in 2005. The company anticipates moving into a new facility within the next year.

It is the Company's policy to account for routine maintenance and repairs as a charge to expense when incurred. Major replacements and improvements, when incurred, are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                                  Income Taxes

The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal and state income tax reporting purposes.

                                    Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included cash and loan receivables. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature.

The Company has adopted the fair value method of accounting for Stock-Base Employee Compensation, The Company currently does have a formal Stock-Based Compensation Plan for its employees.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 3 - GOING CONCERN

At March 31, 2005, the Company reported a stockholders' deficit of $359,776. The Company does have significant working capital requirements, which to date have been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from loans, or by a public offering of its equity or debt securities.

Note 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004) (`FAS 123R") Share Based Payment. Statement FAS 123R supersedes APB Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. FAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company will be considered a small business issuer for which, the implementation of FAS 123R is required as of the beginning of the first interim or annual reporting period after December 15, 2005. The Company is required to implement FAS 123R beginning in the fiscal year beginning January 1, 2006. The Company has implemented FAS 123R effective for the year ended December 31, 2004.

Note 5 - FIXED ASSETS:

                   Fixed assets consisted of the following at:



                                             March 31,           Dec. 31,
                                               2005                2004
                                           ---------------    ---------------
Office Equipment                           $        8,980     $        8,980
Leasehold improvements                             12,789             12,789
                                           ---------------    ---------------
                                                   21,769             21,769

Less accumulated depreciation                     (11,454)           (10,012)
                                           ---------------    ---------------
                                           $       10,315     $       11,757
                                           ===============    ===============



For the three months ended March 31, 2005, depreciation expense amounted to $1,442.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 6 - RELATED PARTY TRANSACTIONS:

The Company is currently operating with cash generated from the sale of its common stock or from funds loaned by its chief executive officer. Since the Company started operations, the chief executive officer has loaned the Company $329,142.13 on a non-interest bearing basis. The Company has repaid approximately $148,358.62, which has resulted in an outstanding balance of $180,783.51 at March 31, 2005.

As of March 31, 2005, a director of the Company had loaned the Company the sum of $18,500 on a non-interest bearing basis, which is due on demand. This amount is reported in the accompanying financial statements under the caption "loans payable- other".

Note 7 - COMMITMENTS:

The Company leases its administrative facilities on a month-to-month basis. For the three months ended March 31, 2005 and March 31, 2004 the Company's rent expense was $7,500 respectively.

Note 8 - GENERAL AND ADMINISTRATIVE EXPENSES:

General and administrative expenses were $69,900 in the three months ended March 31, 2005. For the three months ended March 31, 2004, general and administrative expenses were $83,657. Below is a comparative summary of general and administrative expenses:



                                                   March 31,        March 31,
                                                     2005              2004
                                                --------------    -------------
Contracted services                             $      14,707     $     38,310
Professional fees                                      18,200           18,400
Rent                                                    7,500            7,500
Travel                                                  9,800            6,988
Utilities                                               1,235            1,697
Other                                                  18,458           10,762
                                                --------------    -------------
Total general and administrative expenses       $      69,900     $     83,657
                                                ==============    =============

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note 9 - LOSS PER SHARE:

Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share". Basic loss per share is computed as net loss available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible preferred stock. For the three months ended March 31, 2005 and March 31, 2004, there were no items of potential dilution that would impact on the computation of diluted loss per share.

Note 10 - RESEARCH AND DEVELOPMENT:

The Company is currently developing a new type of rubber horseshoe for the horse racing and equestrian industries. This product is currently in the developmental stage. The Company maintains a small-scale manufacturing facility adjacent to its executive offices, where the product is manufactured and tested. For the three months ended March 31, 2005 and March 31, 2004, the Company expended $5,208 and $13,992 respectively in research and development costs in developing this project. The cumulative developmental stage costs for this product were $301,163.

Note 11 - STOCK BASED COMPENSATION

The Company recorded $165,260 in compensation and consulting fees thru December 31, 2003. These amounts were not paid and were reflected as an accrued liability on prior years financial statements.

In October 2004, The Company issued 1,000,000 shares to each of its two officers. This new issuance represented compensation for both the prior compensation referred to above as well as current compensatory services rendered to the Company in 2004. The shares issued were valued at $.25 per share, which represented the fair market value of the common stock. The effect of this issuance was that accrued expenses, representing the Company's liability for accrued compensatory services at December 31, 2003, were reduced by $88,000 and compensation expense of $412,000 was recorded in 2004.

Note 12 - PUBLIC OFFERING OF COMMON STOCK:

The Company has filed a registration statement on Form SB-2 for the resale of 5,749,730 shares of common stock presently outstanding and held by selling stockholders. The Company is currently awaiting approval of the filing by the Security and Exchange Commission.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
International Surfacing, Inc.:

We have audited the accompanying balance sheet of International Surfacing, Inc. (A Developmental Stage Company), (the "Company") as of December 31, 2004 and December 31, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surfacing, Inc., as of December 31, 2004 and December 31, 2003, and the results of their operations and cash flows for the years then ended in conformity with U.S. Generally Accepted Accounting Principles.

The accompanying financial statements have been prepared assuming that International Surfacing, Inc. will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




           /S/Jerome Rosenberg, CPA, P.C
                     Melville, NY
                     April 13, 2005

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS

                        As of December 31, 2004 and 2003

                                  ASSETS                                      2004                2003
                                                                         ---------------    -----------------
       Current Assets:
       Cash                                                              $          146     $          2,711
       Loans receivable                                                             290                2,500
       Other receivable                                                             150                    -
                                                                         ---------------    -----------------
               Total current assets                                                 586                5,211
                                                                         ---------------    -----------------

       Equipment less accumulated depreciation and amortization of
           $10,012 at December 31, 2004 and $4,313 at December 31,               11,757               12,733
           2003
       Security deposits                                                          5,000                5,000
                                                                         ---------------    -----------------


                  Total assets                                           $       17,343     $         22,944
                                                                         ===============    =================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

       Current liabilities:
             Accounts payable                                            $       91,882     $         29,114
             Accrued expenses                                                    77,250              165,250

             Loans payable-other                                                  8,000                 -
             Due to officer (Note 5)                                            123,437               24,105
                                                                         ---------------    -----------------
                 Total current liabilities                                      300,569              218,469
                                                                         ---------------    -----------------
        Stockholders' deficit:
              Preferred stock, par value $.0001, per share;
               authorized 20,000,000 shares, none issued and                          -                    -
               outstanding

              Common stock, par value $.0001, per share; 100,000,000 shares authorized, 32,194,480 shares issued and outstanding at December
               31, 2004 and
               26,424,080 shares issued and outstanding at December               3,219                2,642
               31, 2003
              Additional paid in capital                                      1,045,401              350,505
              Deficit accumulated during the                                 (1,331,846)            (548,672)
                 developmental stage
                                                                         ---------------    -----------------
                  Total stockholders' deficit                                  (283,226)            (195,525)
                                                                         ---------------    -----------------
                 Total liabilities and stockholders' deficit             $       17,343     $         22,944
                                                                         ===============    =================

   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 2004 and 2003


                                                                       Year ended              Year ended            Cumulative
                                                                       December 31,            December 31,           Development
                                                                          2004                    2003                  Stage

                                                                 --------------------    -------------------   --------------------
Expenses:
Research and development                                         $            20,783     $          250,926    $            295,955
General and administrative                                                   344,692                 98,171                 448,629
Compensation expense                                                         412,000                117,143                 577,250
Depreciation and amortization                                                  5,699                  4,125                  10,012

                                                                 --------------------    -------------------   --------------------
Total expenses                                                               783,174                470,365               1,331,846
                                                                 --------------------    -------------------   --------------------

Net loss                                                         $          (783,174)    $         (470,365)   $         (1,331,846)
                                                                 ====================    ===================   ====================
Basic and fully diluted loss per common share                    $              (.03)    $             (.02)
                                                                 ====================    ===================
Weighted average number of shares outstanding                             28,391,313             25,660,860
                                                                 ====================    ===================

   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                 For the Years Ended December 31, 2004 and 2003



                                                                                          Additional                      Total
                                                                Common Stock               Paid-in      Accumulated    Stockholders'
                                                             Shares         Amount         Capital        Deficit        Equity
                                                        ---------------  -------------  -------------   -----------  ---------------
Balances at January 1, 2003                                 25,211,200   $      2,521   $     36,039    $  (78,307)  $      (39,747)

Sale of common stock                                         1,212,880            121        314,466             -          314,587

Net loss for the year ended December 31, 2003                        -              -              -      (470,365)        (470,365)
                                                        ---------------  -------------  -------------   -----------  ---------------

Balances at December 31, 2003                               26,424,080          2,642        350,505      (548,672)        (195,525)
                                                        ---------------  -------------  -------------   -----------  ---------------

Sale of common stock                                         3,770,400            377        195,096             -          195,473
Issuance of common stock for compensation (Note 10)          2,000,000            200        499,800             -          500,000
Net loss for the year ended December 31, 2004                        -              -              -      (783,174)        (783,174)
                                                        ---------------  -------------  -------------   -----------  ---------------
Balances at December 31, 2004                               32,194,480   $      3,219   $  1,045,401   $(1,331,846)  $     (283,226)
                                                        ===============  =============  =============  ============  ===============

               The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 2004 and 2003

                                                                          Year ended       Year ended      Cumulative
                                                                         December 31,     December 31,     Development
                                                                             2004            2003            Stage
                                                                         --------------   --------------   --------------
Cash flows from operating activities:
Net loss                                                                $    (783,174)   $    (470,365)   $  (1,331,846)
Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                           5,699            4,125           10,012
        Compensation expense                                                  412,000                -          412,000

Changes in assets and liabilities:
        (Increase) decrease in loans receivable                                 2,210           (2,500)            (290)
        (Increase) decrease in other receivable                                  (150)               -             (150)
        (Increase) decrease in security deposits                                    -                -           (5,000)
        (Decrease) in bank overdraft                                                -           (3,102)               -
        Increase in accounts payable                                           62,768           29,114           91,882
        Increase (decrease) in accrued expenses                                     -          115,286          165,250
        Increase in loans payable-other                                         8,000                -            8,000
                                                                        --------------   --------------   --------------

Net adjustment to reconcile net income to net cash
provided (used) in operating activities:                                     (490,527)         142,923          681,704
                                                                        --------------   --------------   --------------

Net cash used in operating activities                                        (292,647)        (327,442)        (650,142)
                                                                        --------------   --------------   --------------
          Cash flows from investing activities:
        Payment made in connection with recapitalization                            -                -          (15,000)
        Purchase of equipment                                                  (4,723)          (8,539)         (21,769)
                                                                        --------------   --------------   --------------

Net cash used in investing activities                                          (4,723)          (8,539)         (36,769)
                                                                        --------------   --------------   --------------

Cash flows from financing activities:
        Issuance of additional shares of common stock                             377              121            1,258
        Additional paid in capital arising from issuance of additional
        shares                                                                195,096          314,466          509,562
        Execution of convertible notes payable                                      -                -           52,800
        Increase in due to officer                                             99,332           24,105          123,437
                                                                        --------------   --------------   --------------

Net cash provided by financing activities                                     294,805          338,692          687,057
                                                                        --------------   --------------   --------------

Net increase (decrease) in cash                                                (2,565)           2,711              146
Cash at beginning of period                                                     2,711                -                -
                                                                        --------------   --------------   --------------
          Cash at end of period                                         $         146    $       2,711    $         146

                                                                        ==============   ==============   ==============

Interest paid                                                           $      13,861    $       9,800
                                                                        ==============   ==============
                Taxes paid                                              $         500    $           -
                                                                        ==============   ==============

            The accompanying notes should be read in conjunction with
                           these financial statements

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                           NOTES FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2004 and 2003

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) CORPORATE ORGANIZATION

Harmonica Acquisition Corporation a Delaware corporation ("the Company") was formed on March 24, 1999, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial target markets are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

In December 2002, International Surfacing Inc. purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As a part of the overall transaction, International Surfacing Inc., exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company subsequently changed its name to International Surfacing Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid-in capital; and the acquisition as a recapitalization.

The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

(B) EQUIPMENT

Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold Improvements and are amortized on a straight-line basis using an estimated useful life of 3 years, which represents the Company's estimate that it would need larger facilities in three years and would have to vacate the current facilities. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2004 and 2003

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(C) INCOME TAXES

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

(D) ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(E) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

(F) COMPREHENSIVE INCOME:

The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". This statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in an entity's financial statements. This Statement requires an entity to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. There were no material items of comprehensive income to report for the years ended December 31, 2004 and December 31, 2003.

(G) STOCK BASED COMPENSATION

The Company has adopted the fair value method of accounting for stock-based employee compensation. The Company currently does not have a formal stock- based compensation plan for its employees.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2004 and 2003

(2) BASIS OF PRESENTATION AND GOING CONCERN

At December 31, 2004, the Company has a stockholders' deficit of $283,226 and has significant capital needs, which to date has been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity securities.

These factors raise substantial doubts about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(3) RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004) (`FAS 123R") Share Based Payment. Statement FAS 123R supersedes APB Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. FAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company will be considered a small business issuer for which, the implementation of FAS 123R is required as of the beginning of the first interim or annual reporting period after December 15, 2005. The Company is required to implement FAS 123R beginning in the fiscal year beginning January 1, 2006. The Company has implemented FAS 123R effective for the year ended December 31, 2004

(4) EQUIPMENT



Equipment consisted of the following at:        Dec. 31,        Dec. 31,
                                                  2004            2003
                                               -------------  -------------
Office equipment                               $      8,980   $      4,257
Leasehold improvements                               12,789         12,789
                                               -------------  -------------
                                                     21,769         17,046

Less accumulated depreciation and amortization      (10,012)        (4,313)
                                               -------------  -------------
                                               $     11,757   $     12,733
                                               =============  =============



For the year ended December 31, 2004, depreciation expense amounted to $5,699. For the year ended December 31, 2003, depreciation expense amounted to $4,125.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2004 and 2003

(5) RELATED PARTY TRANSACTIONS

The Company is currently operating with cash generated from the sale of its common stock or from funds loaned by its chief executive officer. Since the Company started operations, the chief executive officer has loaned the Company $261,977.13 on a non-interest bearing basis. The Company has repaid approximately $138,540, which has resulted in an outstanding balance of $123,437.13 at December 31, 2004.

(6) COMMITMENTS

Rental expense for the years ended December 31, 2004 and December 31, 2003 was $30,000, respectively, for each year.

(7) GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses were $344,692 in the year ended December 31, 2004. For the year ended December 31, 2003, general and administrative expenses were $98,171. Below is a comparative listing of general and administrative expenses for the years ended December 31, 2004 and December 31, 2003.



                                          2004              2003
                                   --------------    --------------
Contracted services                $     115,025     $      11,141
Professional fees                        124,139            14,188
Rent                                      30,000            30,000
Interest                                  13,861             9,800
Utilities                                  3,779             5,877
Other                                     57,888            27,165
                                   --------------    --------------
Total general and administrative
    expenses                       $     344,692     $      98,171
                                   ==============    ==============


(8) LOSS PER SHARE

Loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 (FAS No. 128), "Earnings Per Share". Basic loss per share is computed as net loss available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible preferred stock. Both basic loss per share and diluted loss per share are the same since the Company's outstanding options and warrants have not been included in the calculation because their effect would have been anti-dilutive.

                          INTERNATIONAL SURFACING, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2004 and 2003

(9) RESEARCH AND DEVELOPMENT

The Company is currently developing a new type of rubber horseshoe for the horse racing and equestrian industries. This product is currently in the developmental stage. The Company maintains a small-scale manufacturing facility adjacent to its executive offices, where the product is manufactured and tested. For the year ended December 31, 2004, the Company expended $20,783 in research and development costs in developing this project. In 2003, research and development costs were $250,926. The cumulative developmental stage costs for this product were $295,955.

(10) STOCK COMPENSATION

In connection with a proposed filing on Form SB-2 the Company had entered into an agreement with its two officers and certain other parties to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced compensation from November 1, 2002 through December 31, 2003, for services rendered to the Company. The Company recorded compensation expense of $48,107 for the year ended December 31, 2002 and $117,143 for the year ended December 31, 2003 relating to these agreements. The compensation expense recorded was included in accrued liabilities December 31, 2003 in the accompanying financial statements.

In October 2004, The Company issued 1,000,000 shares to each of its two officers. This new issuance represented compensation for both the prior compensation referred to above as well as current compensatory services rendered to the Company in 2004. The shares issued were valued at $.25 per share, which represented the fair market value of the common stock. The effect of this issuance was that accrued expenses, representing the Company's liability for accrued compensatory services at December 31, 2003, were reduced by $88,000 and compensation expense of $412,000 was recorded in 2004.

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To The Board of Directors
International Surfacing, Inc.:

We have audited the accompanying balance sheet of International Surfacing, Inc. (a development stage company), (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surfacing, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that International Surfacing, Inc. will continue as a going concern. As discussed in
Note 1 to the consolidated financial statements, the Company's cumulative losses during the development period, and the need to obtain substantial additional funding to complete its development raises substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tedder,James,Worden & Associates, P.A.
------------------------------------------
Tedder, James, Worden & Associates, P.A.
Orlando, Florida
April 14, 2003, except as to Note 1 (A) which is as of April 7, 2004

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET



                           As of December 31, 2002

                                                                 (Restated
                                                                  See Note
                                                                    1(A))

Equipment, net                                                   $    8,319
Security deposits                                                     5,000
                                                                 -----------
           Total assets                                          $   13,319
                                                                 ===========
               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Bank overdraft                                             $    3,102
      Accrued expenses                                               49,964
                                                                 -----------
          Total current liabilities                                  53,066
Commitments and contingencies (Note 5)
Stockholders' deficit:
       Preferred stock, par value $.0001 per share,
         authorized 20,000,000 shares, none issued and outstanding       --
       Common stock, par value $.0001 per share,
         authorized 100,000,000 shares,
         25,211,200 shares issued and outstanding                     2,521
       Additional paid-in capital                                    36,039
       Deficit accumulated during the developmental stage           (78,307)
                                                                 -----------
           Total stockholders' deficit                              (39,747)
                                                                 -----------
          Total liabilities and stockholders' deficit            $   13,319
                                                                 ===========



                See accompanying notes to financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                                         (Restated
                                                          See Note
                                                           1(A))
                                                        ------------
Expenses:
     General and administrative                         $    78,119
     Depreciation                                               188
                                                        ------------
Total expenses                                               78,307
                                                        ------------
Net loss                                                    (78,307)
                                                        ============
     Basic and fully diluted loss per common share      $      (.00)
                                                        ============
     Weighted average number of shares outstanding       25,211,200
                                                        ============



                See accompanying notes to financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                      For the year ended December 31, 2002


                                                  COMMON STOCK
                                                     ISSUED                ADDITIONAL                                 TOTAL
                                        -------------------------------     PAID-IN                              STOCKHOLDERS'
                                            SHARES           AMOUNT         CAPITAL      ACCUMULATED Deficit         Equity
                                        --------------   --------------  -------------   ------------------      -----------
Balances, Janaury 1, 2002                        --        $     --              --               --                   --
    Sale of common stock                      1,200             760              --               --                   760
    Exchange of shares with acquired
         Company (Harmonica
         Acquisition Corp.)              24,998,800           1,740         (16,740)              --               (15,000)
    Amount received for convertible
         debentures                         211,200              21          52,779               --                52,800
Net loss                                         --              --              --          (78,307)              (78,307)
                                         ----------      ----------      ----------         ----------           ----------
Balances, December 31, 2002 (As
         restated - see Note 1(A))       25,211,200      $    2,521          36,039          (78,307)             (39,747)
                                         ==========      ==========      ==========         ==========           ==========



                See accompanying notes to financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                      For the Year Ended December 31, 2002


                                                                 (Restated
                                                                  See Note
                                                                    1(A))
                                                                  --------
    Cash flows from operating activities:
    Net loss                                                      $(78,307)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
           Depreciation                                                188

    Changes in assets and liabilities:
           Security deposits                                        (5,000)
           Bank overdraft                                            3,102
           Accrued expenses                                         49,964
                                                                  --------
    Net cash used in operating activities (30,053)
    Cash flows from investing activities:
           Payment made in connection with recapitilization        (15,000)
           Purchase of equipment                                    (8,507)
                                                                  --------
    Net cash used in investing activities (23,507)
    Cash flows from financing activities:
           Issuance of common stock                                    760
           Amount received from convertible notes                   52,800
                                                                  --------
    Net cash provided by financing activities                       53,560
                                                                  --------
    Net increase in cash                                                --
    Cash at beginning of period                                         --
                                                                  --------
    Cash at end of period                                           $   --
                                                                  ========



See accompanying notes to financial statements.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                      For the Year Ended December 31, 2002

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) CORPORATE ORGANIZATION

Harmonica Acquisition Corporation, a Delaware corporation (the "Company") was formed on January 9, 1998, but did not conduct any operating activities nor generate any revenues and was dormant until January 2002.

The Company was founded to develop, manufacture, market and distribute rubber horseshoes and related products. The Company's initial market are the horse racing and equestrian industries. Management believes that the product can be utilized throughout the equine world.

In December 2002, International Surfacing, Inc. purchased all of the outstanding common stock of the Company for $15,000 in a transaction deemed to be a recapitalization. As part of the overall transaction, International Surfacing, Inc. exchanged its common shares of the Company for its own common shares through an exchange agreement with its shareholder, and the Company changed its name to International Surfacing, Inc. The Company previously accounted for the loss on the acquisition as an impairment loss. The accompanying financial statements have been restated to treat the loss on the acquisition as a reduction of paid in capital and the acquisition as a recapitalization.

The Company has 20,000,000 shares of preferred stock authorized with a par value of $.0001 and 100,000,000 shares of common stock authorized with a par value of $.0001. There are no shares of preferred stock that have been issued.

(B) EQUIPMENT

Equipment is recorded at cost, less accumulated depreciation. Depreciation expense is provided on a straight-line basis, using estimated useful lives of 3 years for equipment. The costs of improvements on leased property are capitalized as leasehold improvements and are amortized on a straight-line basis using an estimated useful life of 3 years which represents the applicable lease period, plus any renewal periods which are expected to be exercised. Routine maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized. When assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and gains or losses from dispositions are credited or charged to income.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                      For the Year Ended December 31, 2002

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(C) INCOME TAXES

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Deferred tax assets resulting principally from operating losses have not been recognized.

(D) ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(E) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments included accrued expenses, and other current liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature or they were payable on demand.

(2) BASIS OF PRESENTATION AND GOING CONCERN

At December 31, 2002, the Company has a stockholders' deficit of $39,747 and has significant capital needs, which to date has been met through private sales of its equity. The Company will continue to need substantial infusions of capital, which it expects to continue to fund primarily from private sales of its equity and loans, or by a public offering of its equity or debt securities.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                      For the Year Ended December 31, 2002

(3) RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and FAS 142, "Goodwill and Other Intangible Assets." FAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting. FAS 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.

Effective January 1, 2002, the Company adopted FAS 142.

(4) EQUIPMENT

Equipment consisted of the following at December 31, 2002:



Office equipment                                     $ 1,475
Leasehold improvements                                 7,032
                                                     -------
Less accumulated depreciation                           (188)
                                                     -------
                                                     $ 8,319
                                                     =======



For the year ended December 31, 2002, depreciation expense amounted to $188.

(5) COMMITMENTS

The Company leases its administrative facilities on a month to month basis. The annual rent is $30,000.

(6) SUBORDINATED DEBENTURES

During 2002, the Company received proceeds of $52,800 relating to subordinated debenture agreements. The Company received the proceeds at the same time the purchasers elected to convert the debentures to common stock at four shares of common stock for every debenture. The accompanying balance sheet at December 31, 2002 reflects the common stock issuable pursuant to the debentures exercised even though the common stock was not issued until 2003.

                          INTERNATIONAL SURFACING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                      For the Year Ended December 31, 2002


(7) LOSS PER SHARE

Loss per share is computed pursuant to SFAS No. 128, "Earnings Per Share". Basic loss per share is computed as net loss available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible preferred stock. Both basic loss per share and diluted loss per share are the same since the Company's outstanding options and warrants have not been included in the calculation because their effect would have been anti-dilutive.

In computing loss per share, the 25,000,000 shares issued in connection with the recapitalization are considered to be outstanding for the entire year ended December 31, 2002. Common shares issuable pursuant to subordinated debentures converted are considered to be issued as of January 1, 2003 for proceeds received with the shares not having been issued as of December 31, 2002.

(8) SUBSEQUENT EVENTS

In connection with a proposed filing of a registration statement on Form SB-2, the Company has entered into an agreement with certain key employees to issue 661,000 shares valued at an estimated fair value of $.25 per share for reduced salaries from November 1, 2002 through December 31, 2003 for services rendered. The Company recorded compensation expense of $48,107 for the year ended December 31, 2002 relating to the agreements. The compensation expense recorded is included in accrued liabilities at December 31, 2002 in the accompanying financial statements.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of:
  Harmonica Acquisition Corporation
  (A Development Stage Company)

We  have  audited  the  accompanying  balance  sheet  of  Harmonica  Acquisition
Corporation (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholder's equity and cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Harmonica Acquisition Corporation (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




WEINBERG & COMPANY, P.A.


Boca Raton, Florida
February 7, 2002

                                USA DIGITAL, INC.
                           CONSOLIDATED BALANCE SHEETS


                        HARMONICA ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2001


                                     ASSETS


Cash                                                                                                $             100
                                                                                                    ------------------

TOTAL ASSETS                                                                                        $             100
                                                                                                    ==================


                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES                                                                                         $               -
                                                                                                    ------------------

STOCKHOLDER'S EQUITY

   Preferred Stock, $.0001 par value, 20,000,000 shares authorized,
    none issued and outstanding                                                                                     -
   Common Stock, $.0001 par value, 100,000,000 shares authorized,
    1,000,000 issued and outstanding                                                                              100
   Additional paid-in capital                                                                                     535
   Deficit accumulated during development stage                                                                  (535)
                                                                                                    ------------------

    Total Stockholder's Equity                                                                                    100
                                                                                                    ------------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                          $             100
                                                                                                    ==================


                 See accompanying notes to financial statements.

                        HARMONICA ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                  For The Period
                                                                                                        From
                                                For the Year              For the Year            March 24, 1999
                                                Ended December 31,      Ended December 31,         (Inception) to
                                                    2001                     2000                 December 31, 2001
                                              -------------------       --------------------     -------------------

Income                                        $                -        $                 -      $               -

Expenses
   Organization expense                                        -                          -                    535
                                              -------------------       --------------------     -------------------

     Total expenses                                            -                          -                    535
                                              -------------------       --------------------     -------------------

NET LOSS                                      $                -        $                 -      $            (535)
                                              ===================       ====================     ===================



                 See accompanying notes to financial statements.

                        HARMONICA ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                 FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION)
                              TO DECEMBER 31, 2001


                                                                                                   Deficit
                                                                             Additional           Accumulated
                                             Common Stock Issued              Paid-In          During Development
                                             Shares          Amount             Capital              Stage              Total
                                          ------------    -------------     ---------------    -------------------   --------------

Common Stock Issuance                       1,000,000     $        100      $            -     $                -    $         100

Fair value of expenses contributed                  -                -                 535                      -              535

Net loss for the years ended:
    December 31, 1999                               -                -                   -                   (535)            (535)
    December 31, 2000                               -                -                   -                      -                -
    December 31, 2001                               -                -                   -                      -                -
                                          ------------    -------------     ---------------    -------------------   --------------
BALANCE AT DECEMBER 31, 2001                1,000,000     $        100      $          535     $             (535)   $         100
                                          ============    =============     ===============    ===================   ==============


                 See accompanying notes to financial statements.

                        HARMONICA ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                                    For The Period
                                                                                                                         From
                                                                       For the Year           For the Year          March 24, 1999
                                                                      Ended December         Ended December         (Inception) to
                                                                         31, 2001               31, 2000          December 31, 2001
                                                                     ------------------    -------------------    ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss                                                            $               -     $                -     $            (535)
 Adjustment to reconcile net loss to net cash used by operating activities

 Contributed expenses                                                                -                      -                   535
                                                                     ------------------    -------------------    ------------------

      Net Cash Used In Operating Activities                                          -                      -                     -
                                                                     ------------------    -------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                 -                      -                     -
                                                                     ------------------    -------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from issuance of common stock                                              -                      -                   100
                                                                     ------------------    -------------------    ------------------

      Net Cash Provided By Financing Activities                                      -                      -                   100
                                                                     ------------------    -------------------    ------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                -                      -                   100

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                    100                    100                     -
                                                                     ------------------    -------------------    ------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                            $             100     $              100     $             100

                                                                     ==================    ===================    ==================

                 See accompanying notes to financial statements.

                        HARMONICA ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2001



NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) Organization and Business Operations

     Harmonica Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At December 31, 2001, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation. The Company's fiscal year end is December 31.

     The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

     (B) Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C) Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     (D) Income Taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the years ended December 31, 2001 and 2000.


     (E) New Accounting Pronouncements

     The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

     Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

     SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

     Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

     The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

NOTE 2   STOCKHOLDER'S EQUITY

     (A) Preferred Stock

     The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

     (B) Common Stock

     The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 1,000,000 shares of its common stock to Pierce Mill Associates, Inc. pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate consideration of $100.

     (C) Additional Paid-In Capital

     Additional paid-in capital at December 31, 2001 represents the fair value of the amount of organization and professional costs incurred by related parties on behalf of the Company (See Note 3).

NOTE 3   AGREEMENT

     On April 1, 1999, the Company signed an agreement with Rock Creek Capital Corporation ("Rock Creek"), a related entity (See Note 4). The Agreement calls for Rock Creek to provide the following services, without reimbursement from the Company, until the Company enters into a business combination as described in Note 1(A):

     1. Preparation and filing of required documents with the Securities and Exchange Commission. 2.Location and review of potential target companies. 3.Payment of all corporate, organizational, and other costs incurred by the Company.

NOTE 4   RELATED PARTIES

     Legal counsel to the Company is a firm owned by a director of the Company who also owns 100% of the outstanding stock of Pierce Mill Associates, Inc. and Rock Creek (See Note 3).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                        $    225.20
Accounting fees and expenses                  11,500.00*
Legal fees and expenses                       35,000.00*
Miscellaneous                                  5,000.00
                                            -----------
                                    TOTAL   $ 51,725.20*
                                            ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2002, the Company sold 1,200 shares of common stock to its founder and former executive officer and director, which such shares were valued at $.0001 per share.

In November 2002, the Company entered into an Exchange of Stock Agreement with International Surfacing, Inc., a New Jersey corporation ("International-NJ"), and its shareholders, whereby the Company issued 24,998,800 shares of its common stock valued at $.0001 per share to the shareholder of International-NJ in exchange for all the issued and outstanding shares of common stock of International-NJ. As a result, International-NJ became a wholly-owned subsidiary of the Company.

During the year ended December 31, 2002, the Company issued and sold convertible debentures to 42 investors in the amount of $52,800, which were convertible into its common stock at $.25 per share. Each of the debenture holders converted the debentures into an aggregate of 211,200 shares of common stock.

On October 9, 2003 through October 11, 2004, the Company issued and sold shares of common stock in the aggregate amount of $479,306 at $.25 per share, which resulted in the issuance of 1,903,280 shares of common stock.

On October 11, 2004, the Company issued an aggregate of 2,000,000 shares of common stock to the following parties in consideration for services provided:

                  Name                                       Number of Shares

                  Gary Kouletas**                               1,000,000
                  Sam Serritella**                              1,000,000

         **Officer and/or director of the Company.


On October 11, 2004, we issued an aggregate of 1,500,000 shares to three parties in consideration for shares of common stock in Innovative Cooling Enterprises, Inc. The three parties did not deliver to us the shares of Innovative Cooling Enterprises, Inc. As a result, in May 2005, the three parties returned the 1,500,000 shares we previously issued to us for cancellation.

On October 19, 2004, the Company issued 1,500,000 shares valued at $.25 per share to Sichenzia Ross Friedman Ference LLP in consideration for legal services provided to the Company.

On November 10, 2004, the Company entered into a Compensation Agreement with MDM Corporate Electronic Filer's Inc. ("MDM"). In consideration for edgar filing services, the Company issued MDM 60,000 shares of common stock valued at $.25 per share in April 2005.


On November 10, 2004, the Company issued and sold shares of common stock in the aggregate amount of $20,000 at $.25 per share to Jon Brunetti and Theodore Collas, which resulted in the issuance of an aggregate of 80,000 shares of common stock.


     *All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean International Surfacing, Inc., a Delaware corporation.

Exhibit
Number         Description

3.1            Certificate of Incorporation. (1)

3.2            Bylaws (1)

3.3            Certificate of Amendment to the Certificate of Incorporation (1)

3.4            Certificate of Amendment to the Certificate of Incorporation (1)


5.1            Sichenzia Ross Friedman Ference LLP Opinion and Consent


10.1 Exchange of Stock Agreement dated November 2002 by and between International Surfacing, Inc., a New Jersey corporation, and the Stockholders of International Surfacing, Inc., a New Jersey corporation (1)

10.2 Securities Purchase Agreement entered by and between Pierce Mill Associates, Inc. and International Surfacing, Inc., a New Jersey corporation (1)

10.3 Standard Manufacturing and Marketing Agreement dated December 9, 2004 by and between International Surfacing, Inc. and Victory Racing Plate Co. (2)

14.1           Code of Ethics (1)

16.1           Responsive letter of Weinberg & Company, P.A. (1)

16.2           Responsive  letter  of  Tedder,   James,   Worden  &  Associates,
               Independent Auditors (1)

23.1           Consent of Jerome Rosenberg, CPA, PC

23.2           Consent of Tedder, James, Worden & Associates, P.A.

23.3           Consent of Weinberg and Company, PA

23.4           Consent of legal counsel (see Exhibit 5.1).
-----------------------------


(1) Incorporated by reference to the Form SB-2 Registration Statement File No. 333-120408 filed with the Securities and Exchange Commission on November 12, 2004.
(2) Incorporated by reference to the Form SB-2 Registration Statement File No. 333-120408 filed with the Securities and Exchange Commission on February 11, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Garfield, New Jersey, on June 3, 2005.

                          INTERNATIONAL SURFACING, INC.


                             By:/s/ Samuel Serritella
                                -----------------------------
                                Samuel Serritella, President,
                                Chief Executive Officer,
                                Principal Financial Officer
                                and Principal Accounting
                                Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature: /s/ Samuel Serritella
               -----------------
               Samuel Serritella

Title:         Director
Date:          June 3, 2005

Signature: /s/ Michael Luterzo
               ---------------
               Michael Luterzo

Title:         Director
Date:          June 3, 2005

Signature: /s/ Thomas R. Miller
               -----------------
               Thomas R. Miller

Title:         Director
Date:          June 3, 2005